UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 21, 2008

Notice of 2008

Annual General Meeting

of Members and

Proxy Statement

White Mountains Insurance Group, Ltd. (the “Company” or the “Registrant”) is an exempted Bermuda limited liability company whose principal businesses are conducted through its property and casualty insurance and reinsurance subsidiaries and affiliates.  Within this report, the term “White Mountains” is used to refer to one or more entities within the consolidated organization, as the context requires.

White Mountains’ property and casualty insurance and reinsurance operations principally include: (1) OneBeacon Insurance Group, Ltd. (“OneBeacon”), a 73%-owned Bermuda-based company which, through its U.S.-based subsidiaries, offers a wide range of specialty, commercial and personal products and services sold primarily through select independent agents and brokers; (2) White Mountains Re Group, Ltd. (“White Mountains Re”), a wholly-owned Bermuda-based company which, through its principal reinsurance subsidiaries, Folksamerica Reinsurance Company (“Folksamerica Re”) and Sirius International Insurance Corporation (“Sirius International”), offers reinsurance capacity for property, liability, accident & health, agriculture, aviation and space and certain other exposures on a worldwide basis, and (3) Esurance Holdings Ltd. (“Esurance”), a wholly-owned Bermuda-based company which, through its U.S.-based subsidiaries, sells personal auto insurance directly to customers online and through select online agents.  White Mountains’ invested assets are managed by White Mountains Advisors LLC (“WM Advisors”), the Company’s wholly-owned investment management subsidiary.

The 2008 Annual General Meeting will be confined to a Member vote on the proposals set forth in this Proxy Statement and on such other matters properly brought before the meeting.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

NOTICE OF 2008 ANNUAL GENERAL MEETING OF MEMBERS

TO BE HELD MAY 29, 2008

March [31], 2008

Notice is hereby given that the 2008 Annual General Meeting of Members of White Mountains Insurance Group, Ltd. will be held on Thursday, May 29, 2008, at 12:00 noon Atlantic Time at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda.  At this meeting you will be asked to consider and vote upon the following proposals:

1)        to elect four of the Company’s directors to Class II with a term ending in 2011,

2)        to approve an amendment to the Company’s Bye-law 62 that, in order to protect the Company’s tax attributes, would require prior Board approval for any transfer of Company shares that would result in the creation of a new 5% shareholder or an increase in the ownership percentage of any 5% shareholder,

3)        to approve amendments to the Company’s Bye-laws 39 and 52 to permit the Company, to the extent permitted by Bermuda law, to utilize the new ‘Notice and Access’ rules of the Securities and Exchange Commission in connection with providing proxy materials to Members,

4)        to elect the Board of Directors of Sirius International, a wholly-owned reinsurance company organised under the laws of Sweden,

5)        to elect the Boards of Directors of White Mountains Re Bermuda Ltd. (“WMRe BDA”), Scandinavian Reinsurance Company Ltd. (“Scandinavian Re”) and Helicon Re Insurance Company, Ltd., each wholly-owned reinsurance companies organised under the laws of Bermuda,

6)        to elect the Board of Directors of White Mountains Life Reinsurance (Bermuda) Ltd. (“WM Life Re”) a wholly- owned reinsurance company organised under the laws of Bermuda,

7)        to elect the Board of Directors of Galileo Weather Risk Management Ltd. (“Galileo”), a wholly-owned reinsurance company organised under the laws of Bermuda,

8)        to elect the Board of Directors of any new non-United States operating subsidiary, as designated by the Company’s Board of Directors, and

9)        to approve the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm for 2008.

The Company’s audited financial statements for the year ended December 31, 2007, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.

Members of record of common shares on the record date, Monday, March 31, 2008, (1) who are individuals, may attend and vote at the meeting in person or by proxy or (2) which are corporations or other entities, may have their duly authorised representative attend and vote at the meeting in person or by proxy.  A list of all Members entitled to vote at the meeting will be open for public examination during regular business hours beginning on or about April 5, 2008 at the Company’s registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

All Members are invited to attend this meeting.

By Order of the Board of Directors,

Jennifer L. Pitts

Corporate Secretary

Members are invited to complete and sign the accompanying proxy card to be returned to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 8069, Edison, New Jersey, 08818-8069, in the envelope provided, whether or not they expect to attend the meeting. Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Company’s Board of Directors (the “Board”) for the 2008 Annual General Meeting of Members (the “2008 Annual Meeting”), to be held on Thursday, May 29, 2008 at the Fairmont Hamilton Princess Hotel, Hamilton, Bermuda.  The solicitation of proxies will be made primarily by mail, and the Proxy Statement and related proxy materials will be distributed to registered Members on or about April 5, 2008.

Holders of the Company’s common shares (“Members”), par value $1.00 per share, as of the close of business on Monday, March 31, 2008, the record date, are entitled to vote at the meeting.

You can ensure that your common shares are properly voted at the meeting by completing, signing, dating, and returning the enclosed proxy card in the envelope provided.  Members may also vote their shares by telephone or via the internet in accordance with the instructions on your proxy card. A Member has the right to appoint another person (who need not be a Member) to represent the Member at the meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election (see page 42).  Every Member entitled to vote has the right to do so either in person or by one or more persons authorised by a written proxy executed by such Member and filed with the Corporate Secretary.  Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy.

Sending in a signed proxy will not affect your right to attend the meeting and vote.  If a Member attends the meeting and votes in person, his or her signed proxy is considered revoked.

PROPOSAL 1 - ELECTION OF THE COMPANY’S DIRECTORS

THE BOARD OF DIRECTORS

The Board is divided into three classes (each a “Class”).  Each Class serves a three-year term.

At the 2008 Annual General Meeting, Messrs. Barrette, Brouillette, G. Gillespie and J. Gillespie are nominated to be elected to Class II with a term ending in 2011.  The Board recommends a vote FOR Proposal 1 which calls for the election of the 2008 nominees.

The current members of the Board and terms of each Class are set forth below:

Director	Age	Director since
Class I - Term ending in 2010
Bruce R. Berkowitz	49	2004
Morgan W. Davis	57	2006
Edith E. Holiday	56	2004
Lowndes A. Smith	68	2003
Class II - Term ending in 2008*
Raymond Barrette, Chairman	57	2006
Yves Brouillette	56	2007
George J. Gillespie, III	77	1986
John D. Gillespie	49	1999
Class III - Term ending in 2009
Howard L. Clark, Jr.	64	1986
Robert P. Cochran	58	1994
A. Michael Frinquelli	66	2005
Allan L. Waters	50	2005

*  Nominated to be elected at the 2008 Annual Meeting to Class II with a term ending in 2011.

Of the nominees for election at the 2008 Annual Meeting, Messrs. Barrette, G. Gillespie and J. Gillespie were previously elected by Members and Mr. Brouillette was recommended by Mr. Barrette to the Nominating and Governance Committee for its consideration in appointing such individual to the Board.

The following information presents the principal occupation, business experience, recent business activities involving White Mountains and other affiliations of the current directors:

Class II - Term Ending in 2008 (up for re-election)

Raymond Barrette has served as Chairman and CEO of the Company since January 2007 and has been a director since August 2006.  He previously served as a director of the Company from 2000 to 2005, as President and CEO of the Company from 2003 to 2005, as CEO of OneBeacon from 2001 to 2002, as President of the Company from 2000 to 2001 and as Executive Vice President and Chief Financial Officer of the Company from 1997 to 2000.  Prior to joining the Company in 1997, Mr. Barrette had 23 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company. Mr. Barrette is also Chairman of White Mountains Re and Esurance and a director of OneBeacon.  See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Yves Brouillette was appointed to the Board in August 2007. He has been the President of Beluca Investment, Inc. since 2005.  Previously, Mr. Brouillette served in many leadership positions at ING companies including most recently as the CEO for ING Latin America operations in Mexico, Brazil, Chile and Peru from 2002 to 2005. Mr. Brouillette is a Director of ING Canada and was Chairman of the Board from 2003 to 2007. He joined ING in 1989.  Mr Brouillette has over 30 years experience in the property and casualty insurance industry.

George J. Gillespie, III has been a director of the Company since 1986 and served as the Company’s Chairman from 2003 to May 2006.  Mr. Gillespie serves as Special Counsel to the law firm of Cravath, Swaine & Moore LLP (“CS&M”) and was a partner of CS&M from 1963 to 2005.  Mr. Gillespie’s son, John Gillespie, is also a director of the Company. See “Transactions With Related Persons, Promoters and Certain Control Persons.”

John D. Gillespie has been a director of the Company since 1999.  Mr. Gillespie is the founder and Managing Member of Prospector Partners, LLC (“Prospector”).  Mr. Gillespie served as Chairman and President of WM Advisors from 2003 to 2005 and as a Managing Director of OneBeacon from 2001 to 2003.  Prior to forming Prospector, Mr. Gillespie was President of the T. Rowe Price Growth Stock Fund and the New Age Media Fund, Inc. Mr. Gillespie’s father, George Gillespie, is also a director of the Company. See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Class III - Term Ending in 2009

Howard L. Clark, Jr. was a director of the Company from 1986 to 1990, an advisor to the Board from 1990 to 1993, and was re-elected as a director in 1993.  Mr. Clark has served as Vice Chairman of Lehman Brothers, Inc. (“Lehman”) since 1993 and served as Chairman and CEO of Shearson Lehman Brothers, Inc. from 1990 to 1993.  Prior to joining Shearson Lehman Brothers, Inc., Mr. Clark was Executive Vice President and Chief Financial Officer of the American Express Company.  He is also a director of United Rentals, Inc., Walter Industries, Inc. and Mueller Water Products, Inc.  See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Robert P. Cochran has been a director of the Company since 1994 and serves as its Deputy Chairman.  Mr. Cochran is a founding principal of Financial Security Assurance Holdings, Ltd. (“FSA”) and has served as FSA’s CEO since 1990 and as its Chairman and CEO since 1997.  He is also Chairman of Financial Security Assurance Inc. and Financial Security Assurance (U.K.) Ltd.

A. Michael Frinquelli has been a director of the Company since June 2005.  Mr. Frinquelli is co-founder and Manager of Renaissance Fund Advisors, Inc.  Until 2004, Mr. Frinquelli was a general partner of Renaissance Executive Partners, which he co-founded in April 1997. Prior to that, he was a managing director at Merrill Lynch and a managing director at Salomon Brothers.

Allan L. Waters was appointed President and CEO of White Mountains Re in March 2007.  He served as a director of the Company from 2003 to 2004 and was re-elected a director in November 2005.  Mr. Waters was the founder and Managing Member of Mulherrin Capital Advisors, LLC, which he managed from 1998 to 2007.  Mr. Waters formerly served as Senior Vice President and Chief Financial Officer of the Company from 1993 to 1997, as Vice President and Controller from 1990 to 1993, as Vice President of Finance from 1987 to 1990 and as Assistant Vice President of Finance from 1985 to 1987.  See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Class I - Term Ending in 2010

Bruce R. Berkowitz has been a director of the Company since 2004.  Mr. Berkowitz is the founder and Managing Member of Fairholme Capital Management, LLC (“Fairholme”), a registered investment adviser, and is President and Director of Fairholme Funds, Inc.  Prior to founding Fairholme in 1997, Mr. Berkowitz was a portfolio manager at Smith Barney, Inc. and Lehman Brothers Holdings, Inc.  Mr. Berkowitz also serves as a director of Winthrop Realty Trust and TAL International Group, Inc. See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Morgan W. Davis was appointed as a director in November 2006.  Mr. Davis serves as a director and President of American Centennial Insurance Company (“ACIC”), a wholly-owned subsidiary of the Company.  Mr. Davis was formerly a Managing Director of OneBeacon from 2001 to 2005 and served in a variety of capacities for White Mountains from 1994 to 2001.  Prior to joining the Company in 1994, Mr. Davis had 21 years of experience in the insurance business, mostly at Fireman’s Fund Insurance Company and INA/Cigna.  Mr. Davis also serves as a director of OneBeacon, Esurance and Montpelier Re Holdings, Ltd.  See “Transactions With Related Persons, Promoters and Certain Control Persons.”

Edith E. Holiday has been a director of the Company since 2004.  Ms. Holiday formerly served as Operating Trustee for TWE Holdings I and II Trusts from 2002 to 2007.  Ms. Holiday formerly served as Assistant to the President of the United States and Secretary of the Cabinet from 1990 to 1993 and as General Counsel to the United States Treasury Department from 1989 to 1990.  She is also a director of Hess Corporation, Canadian National Railway Company, H. J. Heinz Company and RTI International Metals, Inc. and is a director or trustee of 42 investment companies in the Franklin Templeton Group of Mutual Funds.

Lowndes A. Smith has been a director of the Company since 2003. Mr. Smith serves as Managing Partner of Whittington Gray Associates.  Mr. Smith formerly served as Vice Chairman of The Hartford Financial Services Group, Inc., (“The Hartford”) and President and CEO of Hartford Life Insurance Company.  He joined The Hartford in 1968.  Mr. Smith also serves as Chairman of OneBeacon and is a director of 85 investment companies in the mutual funds of The Hartford.

CORPORATE GOVERNANCE

Corporate governance is the system by which companies are directed and controlled and involves the distribution of rights and responsibilities among the Board, management and the Company’s Members.  The Company has established Corporate Governance Guidelines that spell out its overall approach towards corporate governance.

The Company also has a Code of Business Conduct that applies to all directors, officers and employees in carrying out their responsibilities to, and on behalf of, the Company. No waivers of the Code of Business Conduct were requested of, or granted by, the Board for any director or executive officer during 2007.

The Company’s Corporate Governance Guidelines and Code of Business Conduct are available at www.whitemountains.com. These documents are available in print, free of charge, to any Member upon request.

The Board

The day-to-day management of the Company, including preparation of financial statements and short-term and long-term strategic planning, is the responsibility of management. The primary responsibility of the Board is to oversee and review management’s performance of these functions in order to advance the long-term interests of the Company and its Members.

In fulfilling this responsibility, directors must exercise common sense business judgment and act in what they reasonably believe to be in the best interests of the Company and its Members. Directors are entitled to rely on the honesty and integrity of senior management and the Company’s outside advisors and auditors. However, it is the Board’s responsibility to establish that they have a reasonable basis for such reliance by ensuring that they have a strong foundation for trusting the integrity, honesty and undivided loyalty of the senior management team upon whom they are relying and the independence and expertise of outside advisors and auditors.

At each meeting of the Board, non-management directors meet in separate executive session without Company management present. Mr. Cochran, the Deputy Chairman of the Board, presides over these meetings.

Director Independence

The Board has determined that a majority of the Company’s current directors are independent, as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual.  Those directors determined to be independent are Messrs. Berkowitz, Brouillette, Clark, Cochran, Frinquelli, and Smith and Ms. Holiday.  For a director to be independent, the Board must determine that the director has no relationship with the Company (other than being a director or shareholder of the Company) or has only immaterial relationships with the Company.  The Company does not apply categorical standards as a basis for determining director independence.  Accordingly, the Board considers all relevant facts and circumstances, on a case-by-case basis, in making an independence determination.

The Board notes no relationships (other than being directors or shareholders) with Messrs. Brouillette, Cochran, Frinquelli, or Smith or Ms. Holiday.  The Board notes relationships with Messrs. Berkowitz and Clark, as disclosed herein under “Transactions with Related Persons, Promoters and Certain Control Persons”, that it concluded are immaterial and do not impair their independence.  In making its independence determinations, the Board considered all such relationships in light of NYSE standards as well as the attributes it believes should be possessed by independent-minded directors.  Those attributes include the relative impact of the transactions to the director’s personal finances, the perceived degree of dependence by the director or the Company upon the relationship or transactions continuing in the future and whether the transactions were on terms that were reasonable and competitive.  The Board concluded that Messrs. Berkowitz and Clark’s relationships do not impair their ability to remain independent.

Board Meetings and Committees; Annual Meeting Attendance

During 2007, the following meetings of the Board were held: four meetings of the full Board, eight meetings of the Audit Committee, seven meetings of the Compensation Committee, three meetings of the Nominating and Governance Committee, and one meeting of the Executive Committee.  During 2007, each director attended more than 75% of the aggregate of: (1) the total number of meetings of the Board (held during the period for which he or she has been a director); and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Directors are encouraged, but are not required, to attend annual meetings.  All of the Company’s directors at the time were in attendance at the 2007 Annual General Meeting, which was held on May 24, 2007.

Committees of the Board

Nominating and Governance Committee

The primary purposes of the Nominating and Governance Committee are to: (1) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (2) make recommendations to the Board concerning committee appointments; (3) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters and (4) oversee the evaluation of the Board and management.

The Nominating and Governance Committee is currently comprised of Messrs. Clark (as Chairman), Cochran and Frinquelli. The Board has determined that each current member of the Nominating and Governance Committee satisfies applicable NYSE requirements.

The Nominating and Governance Committee Charter, which outlines the duties and responsibilities of the Nominating and Governance Committee, is available at www.whitemountains.com.  The Nominating and Governance Committee Charter is available in print, free of charge, to any Member upon request.

General Criteria and Process for Selection of Director Candidates.  In identifying and evaluating director candidates, the Nominating and Governance Committee does not set specific criteria for directors.  Under its charter, the Committee is responsible for determining desired Board skills and attributes such as independence, integrity, expertise, breadth of experience, knowledge about the Company’s business or industry and ownership interest in the Company.  Directors must be willing to devote adequate time and effort to Board responsibilities.  As set forth in the Company’s Corporate Governance Guidelines and its Charter, the Committee is responsible for recommending director candidates to the Board.

Consideration of Director Candidates Nominated by Members.  The Company has not adopted a specific policy regarding consideration of director candidates from Members.  Members who wish to recommend candidates for consideration by the Committee may submit their nominations in writing to the Corporate Secretary at the address provided in this Proxy Statement.  The Committee may consider such Member recommendations when it evaluates and recommends candidates to the Board for submission to Members at each annual general meeting.  In addition, Members may nominate director candidates for election without consideration by the Committee by complying with the eligibility, advance notice and other provisions of our Bye-laws as described below.

Procedures for Nominating Director Candidates.  Member proposals will be eligible for consideration for inclusion in the proxy statement and proxy relating to the Company’s 2009 Annual Meeting of Members pursuant to Rule 14a-8 promulgated under the Exchange Act if all applicable requirements of Rule 14a-8 are satisfied and such proposals are received timely by the Corporate Secretary as outlined below.

Under the Company’s Bye-laws, nominations for the election of directors may be made by the Board or by any Member entitled to vote for the election of directors (a “Qualified Member”).  A Qualified Member may nominate persons for election as directors only if written notice of such Qualified Member’s intent to make such nomination is delivered to the Secretary not later than: (1) with respect to an election to be held at an annual general meeting, 90 days prior to the anniversary date of the immediately preceding annual general meeting or not later than 10 days after notice or public disclosure of the date of the annual general meeting is given or made available to Qualified Members, whichever date is earlier, and (2) with respect to an election to be held at a special general meeting for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Qualified Members.  Each such notice shall set forth:  (a) the name and address of the Qualified Member who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Qualified Member is a holder of record of common shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Qualified Member and each such candidate and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Qualified Member; (d) such other information regarding each candidate proposed by such Qualified Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission (the “SEC”) had each such candidate been nominated, or intended to be nominated, by the Board; and (e) the consent of each such candidate to serve as a director of the Company if so elected.

Audit Committee

The primary purposes of the Audit Committee are to: (1) assist Board oversight of: the integrity of the Company’s financial statements; the qualifications and independence of the independent auditors; the performance of the internal audit function and the independent auditors; and the Company’s compliance with legal and regulatory requirements; (2) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; (3) approve certain related or affiliated person transactions and review disclosures thereof, and (4) prepare the Audit Committee Report (which appears on page 31).

The Audit Committee is comprised of Messrs. Smith (as Chairman), Berkowitz, and Frinquelli, and Ms. Holiday. The Board has determined that, of the persons on the Audit Committee, at a minimum Mr. Smith meets the requirements of being an Audit Committee Financial Expert as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each current member of the Audit Committee satisfies applicable NYSE requirements as well as the separate independence standards set forth by the SEC.

The Audit Committee Charter, which outlines the duties and responsibilities of the Audit Committee, is available at www.whitemountains.com.  The Audit Committee Charter is available in print, free of charge, to any Member upon request.

Compensation Committee

The primary purposes of the Compensation Committee are to: (1) review and make recommendations on director compensation; (2) discharge the Board’s responsibilities relating to the compensation of executives; (3) oversee the administration of the Company’s compensation plans, (and, to the extent the Compensation Committee deems appropriate, the plans of the Company’s major subsidiaries), in particular the incentive compensation and equity-based plans and (4) reviews and discusses the Compensation Discussion and Analysis with management and prepares the Compensation Committee Report (which appears on page 19).

The Compensation Committee is currently comprised of Messrs. Cochran (Chairman), Berkowitz, Frinquelli and Smith. The Board has determined that each current member of the Compensation Committee satisfies applicable NYSE requirements.

The Compensation Committee Charter, which outlines the duties and responsibilities of the Compensation Committee, is available at www.whitemountains.com.  The Compensation Committee Charter is available in print, free of charge, to any Member upon request.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as an officer or employee of White Mountains.  The Board notes a relationship with Mr. Berkowitz, as disclosed herein under “Transactions with Related Persons, Promoters and Certain Control Persons”, that it concluded is immaterial and does not impair his independence as a director or as a member of the Compensation Committee.

Shareholder Communications

Members, employees and others interested in communicating directly with the Board, any of the Board’s Committees or any individual member of the Board should write to the addressee, c/o the Corporate Secretary, at the address presented under “Available Information” (which appears on page 43).

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Rights of Members

As of March 17, 2008 there were 10,570,234 common shares outstanding.  Members of record of common shares shall be entitled to one vote per common share, provided that if, and so long as, the votes conferred by “Controlled” common shares (as defined below) of any person constitute ten percent (10%) or more of the votes conferred by the outstanding common shares of the Company, each outstanding common share comprised in such Controlled common shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10)-1] divided by C

Where: “T” is the aggregate number of votes conferred by all the outstanding common shares; and “C” is the number of votes conferred by the Controlled common shares of such person.

“Controlled” common shares in reference to any person means:

(1)                                  all common shares directly, indirectly, or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States; and

(2)                                  all common shares directly, indirectly, or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder; provided that this clause (ii) shall not apply to (a) any person (or any group that includes any person) that has been exempted from the provisions of this clause or (b) any person or group that the Board, by the affirmative vote of at least seventy-five percent (75%) of the entire Board, may exempt from the provisions of this clause.

The limitations set forth above do not apply to any Member which is a “Byrne Entity” (as defined below) for any matter submitted to the vote of Members, except with respect to the election of directors.  “Byrne Entity” means Mr. Byrne and any foundation or trust established by any associate or affiliate of him (or any group of which he is a part), as defined under Section 13(d) of the Exchange Act.

If, as a result of giving effect to the foregoing provisions or otherwise, the votes conferred by the Controlled common shares of any person would otherwise represent 10% or more of the votes conferred by all the outstanding common shares, the votes conferred by the Controlled common shares of such person shall be reduced in accordance with the foregoing provisions.  Such process shall be repeated until the votes conferred by the Controlled common shares of each person represent less than 10% of the votes conferred by all common shares.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, there was no person or entity beneficially owning more than 5% of the common shares outstanding as of March 17, 2008, except as shown below.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Franklin Mutual Advisers, LLC 101 JFK Parkway, Short Hills, NJ 07078 (a)	2,034,975		19.3%
Berkshire Hathaway Inc. (“Berkshire”) 1440 Kiewit Plaza, Omaha, NE 68131	1,724,200		16.3%
Raymond Barrette 80 South Main Street, Hanover, NH 03755 (b)	837,529	(b)	7.9%
Jack Byrne P.O. Box 599, Etna, NH 03750 (c)	736,947	(c)	7.0%

(a)              Franklin Mutual Advisers, LLC (“Franklin”) has advised the Company that the common shares it is reported to beneficially own were acquired for investment purposes on behalf of client investment advisory accounts.

(b)             Includes 705,375 common shares over which Mr. Barrette has voting power and Mr. Byrne has dispositve power.  See note (c) below

(c)              Mr. Byrne has, or shares with his spouse, dispositive power over a total of 736,947 common shares of which 31,572 common shares are owned by trusts and charitable foundations in which Mr. Byrne has no pecuniary interest.

Security Ownership of Management

The following table sets forth, as of March 21, 2008, beneficial ownership of common shares by each director, the Named Executive Officers (as defined on page 20) and all other executive officers as a group:

	Amount of Ownership
Name of Beneficial Owner	Beneficially (a)		Economically (b)
Raymond Barrette	837,529	(c)	263,680
Bruce R. Berkowitz	7,174	(d)	7,174
Yves Brouillette	435		435
Reid T. Campbell	3,815		17,545
Howard L. Clark, Jr.	1,000		1,101
Robert P. Cochran	25,100		25,100
Morgan W. Davis	20,375		24,859
David T. Foy	3,006		23,856
A. Michael Frinquelli	400		501
George J. Gillespie, III	1,100		1,100
John D. Gillespie	51,790	(e)	51,790
Edith E. Holiday	200		301
Robert R. Lusardi	11		20,861
T. Michael Miller	5		5
Lowndes A. Smith	1,000		1,101
Allan L. Waters	2,292	(f)	7,767
All directors, Named Executive Officersand all other executive officers as a group (20 persons)	961,388		476,604

(a)          The common shares shown as beneficially owned by (1) Mr. Barrette and (2) all directors, Named Executive Officers and all other executive officers as a group represent 7.9% and 9.1% of the total common shares outstanding at March 17, 2008, respectively.  No other director or executive officer beneficially owned 1% or more of the total common shares outstanding at that date. Beneficial ownership has been determined in accordance with Rule 13d-3(d)(1) of the Exchange Act.  To the Company’s knowledge, no common shares shown as beneficially owned above have been pledged as security.

(b)         Common shares shown as economically owned (1) include common shares beneficially owned, target unearned performance share and phantom performance share awards, unvested stock option awards and deferred compensation phantom share balances and (2) exclude, in the case of Mr. Barrette, common shares in which he has no pecuniary interest.

(c)          Mr. Barrette has, or shares with his spouse, dispositive power over a total of 49,154 common shares of which 314 common shares are owned by a charitable organization in which Mr. Barrette has no pecuniary interest.  Mr. Barrette has, or shares with his spouse, voting power over a total of 837,529 common shares consisting of: (1) the 49,154 common shares described above, (2) 705,375 common shares for which full proxy to vote was granted to Mr. Barrette in January 2007 by Mr. Byrne - see “Security Ownership of Certain Beneficial Owners”; (3) 43,000 unvested restricted common shares granted to Mr. Barrette by the Company in January 2007, and (4) 40,000 vested but unexercised stock options.

(d)         Includes 7,074 common shares owned by East Lane L.L.C. Mr. Berkowitz is the Managing Member of East Lane, LLC.

(e)          Includes 50,000 common shares owned by various funds of Prospector in which Mr. Gillespie is either general manager or investment manager.  Mr. Gillespie disclaims beneficial ownership of such common shares except to the extent of his pecuniary interest in such funds.

(f)            Includes 120 common shares held in trusts for the benefit of Mr. Waters’ minor children that are voted and controlled by a third party. Mr. Waters has no pecuniary interest in such common shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Philosophy

Our executive compensation policies are designed with one primary goal in mind, maximization of shareholder value over long periods of time.  We believe that this goal is best pursued by utilising a pay-for-performance program that closely aligns the financial interests of management with those of our shareholders.  We accomplish this by emphasizing highly variable long-term compensation that is contingent on performance over a number of years rather than entitlements (such as base salary, pensions and employee benefits).  To that end, the Compensation Committee has established base salaries and target annual bonuses for our executives that tend to be lower than those paid by other property and casualty insurers and reinsurers, while granting the bulk of an executive’s target compensation as long-term incentive compensation.

We design our long-term incentive compensation programs to share with management on average roughly 15% of the value added above a risk-free return on our shareholders’ equity.  We have utilised this targeted sharing percentage for many years.  We take this approach because producing a rate of return equal to a risk free rate does not add value to the heavy capital owners put in the business—our shareholders would be better off putting their money in the bank and avoiding entirely the risk of owning a portion of a business.  We share 15% because we compete for talent and deals where such sharing is common.

In the case of our Chairman & CEO, Mr. Barrette, to induce him to re-join the Company and to incent him as an owner, in January 2007 he was granted a package of escalating strike price options and restricted shares, each of which vests in annual installments over five years.  Mr. Barrette also received a tranche of restricted shares that are structured to vest in the event of a change in control within five years of grant. These grants are intended to be the only equity grants made to Mr. Barrette over the seven years following his January 2007 election as Chairman & CEO.

Other than in the case of Mr. Barrette, we have generally structured our long-term incentive compensation as performance shares and performance units.  At our parent company, long-term compensation is typically in the form of WTM performance shares whose value is equal to the market value of our common shares.  Performance shares reward company-wide performance.  The number of shares harvested, which can be from 0x to 2x the target number granted, is tied to our after-tax growth in intrinsic business value per share as defined by the Committee with respect to each performance cycle.  At OneBeacon, which became a public company in November 2006, long-term compensation now is structured primarily in the form of OneBeacon performance shares whose value is equal to the market value of OneBeacon’s common shares.  OneBeacon performance shares reward OneBeacon’s performance.  The number of shares harvested, which can be from 0x to 2x the target number granted, is tied to its after-tax growth in intrinsic business value per share as defined by the OneBeacon Committee (as defined below) with respect to each performance cycle.  At our non-public operating subsidiaries, such as White Mountains Re and Esurance, long-term incentive compensation is typically in the form of performance units whose value is derived from the performance of the particular operating group.  Performance units reward the performance of the particular operating group.  The number of units harvested, which can be from 0x to 2x the target number granted, is tied to those elements of performance for which the operating group’s management has primary responsibility.  As an example, because the parent company keeps responsibility for investing the assets of our non-public operating subsidiaries, in calculating performance the operating subsidiaries are credited with a “standard” return on their investible assets.  In addition, for the most senior non-public operating group executives, including our Named Executive Officers at our wholly owned operating companies, in order to better align their interests with our shareholders, we typically denominate a portion of their long-term incentives in WTM performance shares that reward company-wide performance.

Generally, we have set our performance target for a 100% harvest of WTM performance shares at 700 basis points above the risk-free rate, a level consistent with the risk premium that the market has demanded for investing in equities.  In the last few years, given the combination of the low interest rate environment (the yield on the 10-year treasury has been under 5% for several years) and hard insurance market conditions, our Compensation Committee had set a floor on our target growth in intrinsic business value per share of 13% annually.  However, considering the softening insurance markets and continuing low interest rate environment, for the 2008-2010 performance cycle the Committee set the target at 11%, which was 700 basis points above the yield on the 10-year treasury at the beginning of 2008, with growth of 4% or less resulting in a harvest of 0% and growth of 18% or more resulting in a harvest of 200%.

In order to test our beliefs about the variable nature of our plans, from time to time our Compensation Committee has had management review the public disclosure of other property and casualty insurers and reinsurers about their compensation practices and assess the variability of their compensation programs based on differing levels of performance (6%, 13% and 20%, which was consistent with the threshold, target and maximum for the 2007-2009 performance cycle).  The results of these reviews have supported the Committee’s view that our compensation programs are more variable than most other insurers and reinsurers, have fewer fixed elements of compensation and perquisites and do not lead to sizable rewards for poor performance as can happen with long-term options granted with a fixed exercise price equal to the market price on the date of grant.

Our Compensation Process

Our Compensation Committee is responsible for approving our compensation practices that affect executive officers and it specifically approves all compensation for our executive officers and for any employee with target annual compensation in excess of $1.5 million.  Our CEO annually presents the Compensation Committee with his evaluation of our executives, their individual performances, responsibilities and the contributions they made to the Company’s accomplishments over the past year as well as over the last long-term incentive plan cycle and his expectations for the future.  In connection with this evaluation, the CEO presents the Compensation Committee with his recommendations for establishing the compensation for these executives for its consideration.  The Compensation Committee assesses the performance, responsibilities and contributions of the CEO and sets the compensation of the CEO.

With the exception of significant promotions and new hires, compensation matters are usually addressed at the first meeting of the Compensation Committee each year (typically the third week of February) following the availability of financial results for the prior year.  This allows us to determine the results of prior period grants and to set targets for the current year and newest long-term performance cycle.  Performance cycles for long-term compensation typically run for three years beginning on January 1st of the year of grant.

Following the OneBeacon initial public offering (the “OB IPO”) in November 2006, our Compensation Committee determined that it would fully delegate to the OneBeacon Compensation Committee (the “OneBeacon Committee”) authority for the compensation of OneBeacon’s officers, including those who might be Named Executive Officers of the Company.  Accordingly, compensation actions for OneBeacon personnel following the date of the OB IPO (including new annual and long-term incentives and approval of payouts on existing annual and long-term incentives) have been taken by the OneBeacon Committee (which is currently comprised of Lowndes Smith (Chair), Lois Grady and Kent Urness).

2007 Chairman and CEO Inducement Grant

In January 2007, the Company hired Ray Barrette as its Chairman and CEO.  As described above, to induce Mr. Barrette to re-join the Company and to incent him as an owner of the Company, he was granted (1) 200,000 seven-year options that vest in equal annual installments over five years and that have an initial exercise price of $650 per share that escalates each year by 5% less the annual regular dividend rate, (2) 35,000 Restricted Shares that vest in equal annual installments over five years, and (3) 15,000 Restricted Shares that vest in the event of a change in control of the Company within five years of grant.  On January 19, 2007, the last trading day prior to the Committee’s approval of these grants, the closing price of the Company’s common shares was $578.25.  These grants are intended to be the only equity grants made to Mr. Barrette over the seven years following his January 2007 election as Chairman and CEO.

The Committee arrived at the structure and value of this grant based on the Board’s desire that, with the retirement of Jack Byrne as Chairman of the Company and as a director, the Company secure Mr. Barrette’s services as Chairman and CEO for a substantial period of time.  In negotiating with Mr. Barrette, the Committee sought to balance its desire to ensure that, before Mr. Barrette is able to realize substantial value, the Company’s owners will have first had the benefit of substantial share price gains with Mr. Barrette’s requirement of a certain level of assured equity compensation. The Committee believes it struck this balance with the combination of options that will not be in the money unless the Company’s share price increases by more than 6.5% per year over the seven-year life of the options and the first tranche of Restricted Shares that vest in annual installments over five years. The second tranche of Restricted Shares, which was structured to vest in the event of a change in control within five years, was designed to replace the lost time value of Mr. Barrette’s options if a change of control were to occur in the first five years.  If no change in control occurs within five years and the grant has not otherwise vested, this tranche of Restricted Shares will be cancelled.

Compensation for 2007

The principal elements of compensation for our executives are long-term incentive compensation, base salary, and annual incentive bonuses.

Long-Term Incentive Compensation

Except as described above with respect to Mr. Barrette, we typically provide long-term incentive opportunities to our executive officers through awards of performance shares and performance units.  We occasionally issue stock options and restricted common shares (“Restricted Shares”).

CEO Compensation.  Mr. Barrette’s long-term incentive compensation is discussed above under “2007 Chairman and CEO Inducement Grant”.

Named Executive Officer Compensation

White Mountains.  For the performance cycle from 2007-2009, we awarded our Named Executive Officers (other than the CEO and other than Mr. Miller) 16,800 WTM performance shares.  For each of these executives, their grants reflect levels that the Committee determined, based on the Committee’s general experience and the recommendation of the CEO, were appropriate to reflect each such executive’s expected contribution to the Company.  In the case of Messrs. Foy and Lusardi, the 2007 grants were in-line with the grant date value of their 2006 long-term incentive grants. In the case of Mr. Campbell, the 2007 grant was an increase over the grant for the 2006-2008 performance cycle that the Committee believed was appropriate to reflect his increased responsibilities and greater contributions to the Company.

For each recipient of a WTM performance share grant for the 2007-2009 performance cycle, the Committee established 13% growth in intrinsic business value per share as the performance target that would result in a harvest of 100% of the target shares.  Growth of 6% or less would result in a harvest of 0% and growth of 20% or more would result in a harvest of 200%. The targets were consistent with the Company’s compensation philosophy described above.

For many years, to measure growth in intrinsic business value per share, the Committee had looked to growth in economic value per share (weighted 50%), growth in tangible GAAP book value per share (weighted 25%) and growth in market value per share (weighted 25%), in each case including dividends.  Economic value is calculated by starting with our tangible GAAP book value, then adjusting our assets and liabilities to their underlying economic value (such as through the discounting of reserves).  In February 2008, however, the Committee determined to eliminate growth in market value per share as one of the factors and instead to look only to growth in economic value per share (weighted 50%) and growth in tangible GAAP book value per share (weighted 50%), in each case including dividends.  This change applies to all performance cycles starting with the 2006-2008 performance cycle.  The Committee made this change to reduce the leverage that market value has on the evaluation of management performance.  Market value remains the currency used to measure the value of the performance shares awarded.

In evaluating its conclusion that eliminating market value as a performance measure was fair to all parties, the Committee reviewed the impact of market value on all performance cycles from 1999-2001 through 2005-2007.  The cumulative impact of market value on the aggregate harvests over this period was minus 25 percentage points (which equated to about a 2.5% reduction of the total number of performance shares harvested from these cycles in the aggregate).  The Committee concluded that a fair adjustment was to increase the 2005-2007 harvest by 25 percentage points (from 39% to 64%) in exchange for management giving up the future upside (and some less likely downside) for all future performance cycles starting with 2006-2008.  The Committee believes that this is “rough justice” as the cumulative impact of market value is brought to roughly zero, though the impact on individuals varies greatly.  The Committee believes that the weighting of the performance factors going forward better reflects the elements that the Committee and Board want management to focus on.

In 2007, in addition to Mr. Barrette’s Restricted Share grant, the Committee granted 2,000 Restricted Shares to Mr. Campbell.  This grant was made to recognize Mr. Campbell’s contributions to the Company over many years and, in particular, his contributions in restructuring OneBeacon in anticipation of the OB IPO.

OneBeacon.  For Michael Miller, CEO of OneBeacon, the OneBeacon Committee granted his long-term incentive compensation for the 2007-2009 performance cycle in the form of OneBeacon performance shares.  The performance target for a 100% harvest was set at 13% growth in intrinsic business value per share with a range of 6% to 20%.  Growth in intrinsic business value per share is measured based on (1) underwriting return on equity (weighted 40%), (2) growth in adjusted book value per share (weighted 40%), and (3) growth in market value per share (weighted 20%), including dividends in the case of (2) and (3).  Underwriting return on equity and adjusted book value per common share are non-GAAP financial measures that OneBeacon uses to measure its performance.  Underwriting return on equity means OneBeacon’s GAAP net income minus after tax investment income and realized gains (losses), plus standardized investment income divided by average tangible GAAP shareholders’ equity for the period minus any remaining accretion to face value related to preferred stock instruments.  Standardized investment income is the 10-year Treasury yield plus 100 basis points times OneBeacon’s average invested assets times one minus OneBeacon’s actual tax rate on investment income and realized and unrealized gains (losses) for the period.  OneBeacon’s average invested assets excludes the assets held to economically defease its preferred stock obligations.  Growth in adjusted book value per share means OneBeacon’s GAAP shareholders’ equity (on a fully converted basis) at the end of the period minus accretion to face value of preferred stock divided by the number of OneBeacon common shares outstanding (on a fully converted basis) at the end of the period plus compounded dividends divided by the fully converted tangible book value at the beginning of the period minus one.

For the 2008-2010 performance cycle, the OneBeacon Committee set 11% annual growth in intrinsic business value per share as target performance, with a range of 4% to 18%.  The OneBeacon Committee set the target at this level for the same reasons as the Compensation Committee set the White Mountains target at 11%.  In addition, for 2008-2010 the OneBeacon Committee determined to eliminate growth in market value per share as one of the factors used to calculate OneBeacon’s growth in intrinsic business value per share, and to instead calculate it using underwriting return on equity (weighted 50%) and growth in adjusted book value per share (weighted 50%).  The OneBeacon Committee made this change to reduce the leverage that market value has on the evaluation of management performance. Market value remains the currency used to measure the value of the OneBeacon performance shares awarded.

In 2006, in connection with the OB IPO, the OneBeacon Committee approved a stock option grant for executives and other selected senior managers (the “IPO Options”) that was intended to have a value at target of $22.5 million in aggregate.  While it was intended that the target value should be realized if the total return to OneBeacon’s shareholders (stock price appreciation and dividends) was 13% per year, no mechanism was included in the options to reflect the contribution to total return from the expected regular quarterly dividend.  As a result, without a correction, OneBeacon would have had to achieve a total return (including expected regularly quarterly dividends) of more than 16% per year for the $22.5 million target value to be realized.  Accordingly, the OneBeacon Committee approved a grant of OneBeacon restricted stock units (“RSUs”) with a targeted value that makes up the shortfall described above.   Awards of RSUs were made proportionately to each of the original IPO Option recipients, including to Mr. Miller.  The RSUs are subject to the same vesting requirements as the IPO Options, but also have an additional performance hurdle for vesting of 4% growth in OneBeacon’s adjusted book value per common share to ensure deductibility under 162(m) of the Internal Revenue Code.  Upon vesting, the RSUs will be mandatorily deferred into a OneBeacon non-qualified deferred compensation plan and will be paid out in 2012 in cash or OneBeacon shares at the discretion of the OneBeacon Committee.

Base Salary

We pay our executive officers salaries that we believe to be below-market. In 2007, we limited base salaries to a maximum of $400,000, which was the salary each of our Named Executive Officers received, other than Mr. Campbell, who received a salary of $350,000.  For 2008, the Committee determined that it was appropriate to raise the salary cap to $500,000 as it had been seven years since the last adjustment.  Each Named Executive Officer received a salary increase of $100,000 for 2008.

Annual Incentive Bonuses

We provide annual bonus opportunities to our executive officers.  Each Named Executive Officer participates in the annual bonus pool of his respective business unit.  In 2007, the annual bonus target for each of our Named Executive Officers was equal to 50% of his base salary and the aggregate bonus pool size for each business unit could range from 0% to 200% of target, depending upon performance.  Individual bonuses can vary widely around the pool average based on individual performance and no cap (other than the size of the pool) applies to any single individual. Typically, the head of a business unit receives the average bonus percentage applicable to their business unit.

At our parent companies (including for our Named Executive Officers at the parent companies), we reward company-wide performance.  For 2007, the performance required to achieve a bonus pool of 100% of target was set at 13% growth in intrinsic business value per share. Based on the Company’s performance, the Committee awarded a bonus pool of 67% of target for 2007.  The Compensation Committee approved Mr. Barrette’s recommendation that his bonus be allocated to other key employees.

For our operating subsidiaries (including for our Named Executive Officers at operating subsidiaries), we design our annual incentives to reward performance of the applicable subsidiary operating group.  For more junior operating subsidiary executives, a portion of their annual incentives is tied to the performance of specific business units under their control.  For OneBeacon in 2007, including for Mr. Miller, the primary performance objective required to achieve a bonus pool of 100% of target was the achievement of a combined ratio of 96%.  Based on OneBeacon’s performance, the OneBeacon Committee awarded a OneBeacon bonus pool of 125% of target.

For 2008, the OneBeacon Committee approved an increase in Mr. Miller’s annual bonus target to 75% of his salary.

Other Elements of Compensation

Retirement Benefits

We have no active U.S. pension plans.  Benefit accruals under all our U.S. qualified pension plans and all our U.S. supplemental pension plans were frozen for all employees in 2002.

Our Named Executive Officers may participate in our voluntary non-qualified deferred compensation plans whereby they may defer all or a portion of their compensation. Investment options in these plans are those available in our 401(k) plans, including White Mountains common shares, and Berkshire common shares.  None of the investment options offered under these plans provides an above-market rate of interest.  In 2008, in connection with an election previously made in compliance with Section 409A of the Internal Revenue Code, Mr. Barrette received a full distribution of his non-qualified deferred compensation balances.  As part of this distribution, Mr. Barrette received 15,000 WTM common shares in lieu of cash.  Mr. Barrette has agreed not to transfer these shares for a period of two years following the distribution.

Our employees may participate in our qualified 401(k) plans and eligible employees can participate in a qualified employee stock ownership plan.  We do not provide supplemental retirement benefits to any employees in connection with these plans.

Perquisites

We review the perquisites that our senior management receives.  The primary perquisites include housing allowances in special circumstances and personal use of corporate aircraft.

We allow our Named Executive Officers to use our corporate aircraft from time to time for personal reasons. The aggregate incremental cost to the Company is included, for proxy reporting purposes, as compensation to the Named Executive Officer.  For tax purposes, we comply with IRS regulations.  We do not “gross-up” our Named Executive Officers for their taxes associated with personal use of our aircraft.

Our Named Executive Officers also participate in our other benefit plans on the same terms as our other employees.  These plans include medical and health insurance, company paid life insurance (which is currently capped at $150,000 in coverage at our parent companies) and charitable gift matching.

Certain Board Fees

Our Named Executive Officers do not receive director fees for serving on the Company’s board of directors or for serving on the boards of directors of our wholly-owned or majority-owned subsidiaries.  However, those Named Executive Officers who serve on the boards of directors of other companies in which we have a minority interest may receive director fees.  We consider those board fees when evaluating the compensation of our Named Executive Officers.

Employment and Severance Agreements; Change in Control

We have no long-term employment agreements with our Named Executive Officers although, from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company. No such arrangements are in effect with our Named Executive Officers.

At our parent company, severance benefits, if any, are determined by our Compensation Committee in its sole discretion.  At our operating subsidiaries, our Named Executive Officers participate in the severance plans, if any, generally applicable at those companies.

If any of our most senior executives were to retire from the Company, we generally will consider entering into a one to three year consulting agreement with the executive that would permit the executive to earn some or all of such executive’s performance shares that were then outstanding and would enable the Company to ensure a smooth transition, to receive a non-compete/non-solicit from the executive and to retain access to valuable knowledge, talents and relationships.

While the Company has no employment or severance agreement with Mr. Barrette, pursuant to the terms of his stock option and Restricted Share grants that are discussed above under “2007 Chairman and CEO Inducement Grant”, if Mr. Barrette is terminated without cause, any of these grants that are outstanding but unvested at that time would vest in such circumstance.

We have no change in control agreements with our Named Executive Officers.  Under our long-term incentive plans, if a change in control of the Company (or a business unit, as applicable) were to occur, certain events, such as involuntary or constructive employment termination or amendments to our incentive plans which are materially adverse to its participants, may cause stock options to become fully exercisable, Restricted Shares to become immediately vested and performance shares and performance units to become payable in full or in part.  Our plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

As discussed above under “2007 Chairman and CEO Inducement Grant”, the stock option and Restricted Share grants made to Mr. Barrette include provisions pursuant to which such grants vest upon the occurrence of a change in control.  While as described above the Company typically has “double-trigger” change in control provisions in its long-term incentive plans, the Committee determined that, in light of the design of Mr. Barrette’s grants (principally stock options with an escalating exercise price set initially well above the current market price) and as an inducement to Mr. Barrette, immediate vesting upon a change in control was appropriate.

Tax Considerations

As a Bermuda-domiciled company, we do not receive a tax deduction for compensation paid to employees of White Mountains Insurance Group, Ltd. and, accordingly, the limitation of Section 162(m) of the Internal Revenue Code does not impact compensation paid to our Named Executive Officers who are employees of White Mountains (Messrs. Barrette and Foy).  However, in the case of Named Executive Officers who are employees of subsidiaries that are organized in the United States (Messrs. Lusardi, Miller and Campbell), Section 162(m) would limit the deductibility of their compensation to $1,000,000 per individual to the extent that such compensation is not “performance-based” as defined in Section 162(m).  The Company is cognizant of Section 162(m) and generally seeks to structure its long-term incentive programs to permit the full deductibility of such compensation paid to these Named Executive Officers.  However, in certain situations, the Compensation Committee may approve compensation that will not meet the Section 162(m) requirements if, in the Committee’s judgment, structuring compensation in such manner better promotes the Company’s interests (such as with a grant of Restricted Shares).

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Robert P. Cochran, Chairman	March [31], 2008
Bruce R. Berkowitz
A. Michael Frinquelli
Lowndes A. Smith

Summary Compensation Table

The following table presents compensation earned during 2007 and 2006 by the Company’s CEO, CFO, its three other most highly compensated executive officers and its Former CEO (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus (a) ($)	Stock Awards (b) ($)	Option Awards (c) ($)	Non-Equity Incentive Plan Compensation (d) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e) ($)	All Other Compensation(f) ($)	Total($)
Raymond Barrette
Chairman and CEO	2007	369,231	—	3,696,834	5,130,002	—	—	476,295	9,672,362
David T. Foy
Executive Vice President and	2007	400,000	100,000	1,208,931	—	—	—	82,675	1,791,606
CFO	2006	400,000	400,000	5,925,092	—	—	—	86,200	6,811,292
T. Michael Miller
President and CEO	2007	400,000	250,000	1,228,659	270,603	2,033,590	—	147,889	4,330,741
of OneBeacon	2006	400,000	1,950,815	2,069,765	45,129	851,984	—	198,439	5,516,132
Robert R. Lusardi
President and CEO of White	2007	400,000	135,000	1,300,223	—	—	—	44,358	1,879,581
Mountains Financial Services LLC	2006	400,000	400,000	3,317,471	—	—	—	44,166	4,161,637
Reid T. Campbell
Managing Director of
White Mountains Capital, Inc.	2007	330,769	150,000	1,129,403	—	—	2,532	25,675	1,638,379
Steven E. Fass
Former President and	2007	76,923	—	(3,589,694)	—	—	—	5,202,308	1,689,537
CEO	2006	400,000	200,000	7,355,730	—	1,258,579	72,697	237,200	9,524,206

(a)    Represents annual incentive bonuses earned for the years ended December 31, 2007 and 2006.  For 2006, Mr. Miller also earned a $500,000 sign-on bonus installment from his 2005 hiring, a $750,000 special bonus relating to the OB IPO and a payment of $400,815 pursuant to a special 2006 OneBeacon bonus program.

(b)    Represents amounts recorded during 2007 and 2006 as compensation expense under FAS 123(R) for outstanding performance share and Restricted Share awards without regard to estimated forfeitures.  Compensation expense for Mr. Barrette’s 15,000 Restricted Shares that vest in the event of a change in control of the Company before January 20, 2012, is $0.  Amount for Mr. Miller in 2007 includes the effect of WTM shares forfeited (3,000 shares for the 2005-2007 performance cycle and 3,300 shares for the 2006-2008 performance cycle) in exchange for OB performance shares.  See “Grants of Plan-Based Awards.”  Amount for Mr. Fass in 2007 includes the effect of shares forfeited (5,000 shares for the 2005-2007 performance cycle and 9,000 shares for the 2006-2007 performance cycle). See “Outstanding Equity Awards at Fiscal Year End.”  For a discussion of the assumptions used in calculating the fair value of the awards under FAS 123(R), see Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on February 29, 2008 (“Note 12”).

(c)    Represents amounts recorded during 2007 and 2006 as compensation expense under FAS 123(R) for outstanding option awards without regard to forfeitures.  Compensation expense for Mr. Campbell’s Incentive Options in 2007 and Mr. Fass’ Incentive Options in 2006 is $0.  See “Outstanding Equity Awards at Fiscal Year End.”  For a discussion of the assumptions used in calculating the fair value of the awards under FAS 123(R), see Note 12.

(d)    Amounts in 2007 represent performance units earned for the 2005-2007 performance cycle and amounts in 2006 represent performance units earned for the 2004-2006 performance cycle.  Performance units are incentive awards that are payable upon completion of pre-defined business goals, are settled in cash and do not fall within the scope of FAS 123(R).

(e)    Represents the aggregate change in the present value of the accumulated benefit under a tax-qualified defined benefit pension plan for 2007 and 2006.  The aggregate change in the present value of the accumulated benefit under a tax-qualified defined benefit pension plan for Mr. Fass in 2007 was a loss of $2,059 before he elected to receive a lump-sum payment of $633,076 on March 2, 2007.  See “Pension Benefits.”

(f)    See below for details of All Other Compensation.

All Other Compensation

The following table presents a breakout of “All Other Compensation” included in the Summary Compensation Table for 2007 and 2006:

Name	Year	Director Fees (a)	Personal use of planes (b)	Restricted stock dividends	401(k) match	Employee stock ownership plan	Other Compensation (c)	Total ($)
Raymond Barrette	2007	—	69,216	400,000	4,154	2,925	—	476,295
David T. Foy	2007	73,000	—	—	6,750	2,925	—	82,675
	2006	67,000	—	6,000	13,200	—	—	86,200
T. Michael Miller	2007	—	138,214	—	6,750	2,925	—	147,889
	2006	—	91,752	—	6,600	2,826	97,261	198,439
Robert R. Lusardi	2007	32,000	2,683	—	6,750	2,925	—	44,358
	2006	28,000	3,474	—	12,692	—	—	44,166
Reid T. Campbell	2007	—	—	16,000	6,750	2,925	—	25,675
Steven E. Fass	2007	—	—	—	2,308	—	5,200,000	5,202,308
	2006	—	—	80,000	13,200	—	144,000	237,200

(a)     Represents director fees paid to Mr. Foy and Mr. Lusardi by Symetra.

(b)     Amounts represent the aggregate incremental cost to the Company.  For aircraft leased by the Company, the incremental cost was computed based upon a direct cost per hour multiplied by the number of hours of use.  For chartered flights, the incremental cost to the Company was the actual cost of the flight.

(c)     In 2007, Mr. Fass received $5,200,000 in severance pay.  In 2006, Mr. Miller received $97,261 (which includes $41,161 of related tax gross-up) for corporate provided housing and Mr. Fass received a $12,000 monthly housing allowance associated with his relocation to Bermuda (which was made at the Company’s request).

Grants of Plan-Based Awards

The following table presents grants of plan-based awards made, except as otherwise noted, under the White Mountains Long-Term Incentive Plan (the “WTM Incentive Plan”) to the Named Executive Officers during 2007.

Name	Grant Date	Type of Award	Non- Equity Incentive Plan Awards (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a) (b)			All Other Stock Awards: Number of Shares of Stock or Units (c)(d)(#)	All Other Option Awards: Number of Securities Underlying Options (e) (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(f) ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond Barrette	1/20/07	WTM Restricted Shares	—	—	—	—	—	—	—	35,000	—	—	20,164,550
	1/20/07	WTM Restricted Shares	—	—	—	—	—	—	—	15,000	—	—	8,641,950
	1/20/07	WTM Non-Qualified Options	—	—	—	—	—	—	—	—	200,000	650.00	27,158,834
David T. Foy	2/21/07	WTM Performance Shares	—	—	—	—	0	6,500	13,000	—	—	—	3,715,140
T. Michael Miller	2/20/07	OB Performance Shares	—	—	—	—	0	68,700	137,400	—	—	—	1,916,730
	2/20/07	OB Performance Shares	—	—	—	—	0	75,570	151,140	—	—	—	2,108,403
	2/20/07	OB Performance Shares	—	—	—	—	0	106,411	212,822	—	—	—	2,968,867
Robert R. Lusardi	2/21/07	WTM Performance Shares	—	—	—	—	0	6,500	13,000	—	—	—	3,715,140
Reid T. Campbell	2/21/07	WTM Performance Shares	—	—	—	—	0	3,800	7,600	—	—	—	2,171,928
	2/21/07	WTM Restricted Shares	—	—	—	—	—	—	—	2,000	—	—	1,138,920
Steven E. Fass	2/21/07	WTM Performance Shares	—	—	—	—	—	—	—	—	—	—	—

(a)        On February 21, 2007, Messrs. Foy, Lusardi and Campbell were granted WTM performance shares for the 2007-2009 performance cycle. Target performance, which would result in a payout of 100% of the target shares, is growth in intrinsic business value per share of 13%.  Growth of 6% or less (Threshold) would result in a payout of 0% and growth of 20% or more (Maximum) would result in a payout of 200%.

(b)        On February 20, 2007, Mr. Miller was granted OB performance shares for the 2007-2009 performance cycle.  Mr. Miller’s WTM performance shares outstanding with respect to the 2005-2007 and 2006-2008 performance cycles were cancelled.  The cancelled WTM performance shares were replaced with grants of 68,700 OB performance shares for a one-year 2007 performance cycle and 75,570 OB performance shares for a two-year 2007-2008 performance cycle. The grants of OB performance shares for the 2007 and 2007-2008 performance cycles at the date of grant had the same value as the WTM performance shares forfeited, as determined in accordance with FAS 123(R) without regard to forfeitures.

(c)        On January 20, 2007, Mr. Barrette was granted 35,000 Restricted Shares that vest in equal installments over five years and 15,000 Restricted Shares that vest in the event of a change in control of the Company before January 20, 2012.  The second tranche of Restricted Shares was designed to replace the lost time value of Mr. Barrette’s options if a change in control were to occur in the five years following their grant.

(d)        On February 21, 2007, Mr. Campbell was granted 2,000 Restricted Shares that vest after a three year restricted period.

(e)        On January 20, 2007, Mr. Barrette was granted 200,000 seven-year options that vest in equal installments over five years and that have an initial exercise price of $650 per share that escalates each year by 5% less the annual regular dividend rate.

(f)         Represents the grant date fair value as determined in accordance with FAS 123(R) without regard to forfeitures.  Assuming a maximum 200% payout, the grant date fair value of the WTM performance shares granted to Messrs. Foy, Lusardi and Campbell is $7,430,280, $7,430,280 and $4,343,856.  Assuming a maximum 200% payout, the grant date fair value of the OB performance shares granted to Mr. Miller is $3,833,460 for the 2007 performance cycle, $4,216,806 for the 2007-2008 performance cycle and $5,937,734 for the 2007-2009 performance cycle.

Outstanding Equity Awards at Fiscal Year-End

The following table presents outstanding equity awards made, except as otherwise noted, under the WTM Incentive Plan to the Named Executive Officers as of December 31, 2007.

		Option Awards (a)(b)(c)					Stock Awards (d)(e)(f)
Name	Type of Award	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Raymond Barrette	WTM Restricted Shares	—	—	—	—	—	15,000	7,710,750	—	—
	WTM Restricted Shares	—	—	—	—	—	35,000	17,991,750	—	—
	WTM Non- Qualified Options	—	200,000	—	672.72	1/20/14	—	—	—	—
David T. Foy	WTM Performance Shares	—	—	—	—	—	—	—	13,350	7,742,878
T. Michael Miller	OB Performance Shares	—	—	—	—	—	—	—	181,981	4,437,387
	OB Non- Qualified Options	—	277,826	—	30.00	5/9/12	—	—	—	—
Robert R. Lusardi	WTM Performance Shares	—	—	—	—	—	—	—	13,350	7,742,878
Reid T. Campbell	WTM Performance Shares	—	—	—	—	—	—	—	6,930	3,964,611
	WTM Restricted Shares	—	—	—	—	—	2,000	1,028,100	—	—
	WTM Incentive Options	—	1,800	—	167.70	2/28/10	—	—	—	—
Steven E. Fass		—	—	—	—	—	—	—	—	—

(a)        As of December 31, 2007, Mr. Barrette had 200,000 Non-Qualified Options to acquire the Company’s common shares which were awarded to him on January 20, 2007.  See “Grants of Plan-Based Awards.”

(b)        As of December 31, 2007, Mr. Miller had 277,826 OB Options outstanding that were awarded to him on October 18, 2006 under the OB Incentive Plan.  The OB Options vest in equal installments on each of the third, fourth and fifth anniversaries of the date of the OB IPO and their term is 66 months.

(c)        As of December 31, 2007, Mr. Campbell had 1,800 Incentive Options to acquire the Company’s common shares that were awarded to him on February 28, 2000.  The Incentive Options were issued at an exercise price equal to the market price of the Company’s common shares on the date of grant and the exercise price escalates by 6% per annum over the life of the instrument.

(d)        Stock awards not yet vested at December 31, 2007 represent WTM Restricted Shares awarded to Mr. Barrette in January 2007 and Mr. Campbell in February 2007.  Market values are based on the year-end closing market price.  See “Grants of Plan-Based Awards.”

(e)        Equity incentive plan awards not yet vested at December 31, 2007 include: (i) WTM performance shares awarded for the 2007-2009 performance cycle to Mr. Foy (6,500 target performance shares), Mr. Lusardi (6,500 target performance shares) and Mr. Campbell (3,800 target performance shares), (ii) WTM performance shares awarded for the 2006-2008 performance cycle to Mr. Foy (6,850 target performance shares), Mr. Lusardi (6,850 target performance shares) and Mr. Campbell (3,130 target performance shares) and (iii) OB performance shares awarded to Mr. Miller for the 2007-2009 performance cycle (106,411 target performance shares) and the 2007-2008 performance cycle (75,570 target performance shares).  Payout values for WTM performance shares are based on the year-end closing market price at an estimated payout of 100% of target for the 2007-2009 performance cycle and 125% of target for the 2006-2008 performance cycle.  Payout values for OB performance shares are based on the year-end closing market price at an estimated payout of 100% for the 2007-2009 performance cycle and 132.3% of target for the 2007-2008 performance cycle.

(f)         Excludes performance shares awarded for the 2005-2007 performance cycle which became fully vested at December 31, 2007 and were paid in March 2008.  See “Option Exercises and Stock Vested” below.

Option Exercises and Stock Vested

The following table presents option exercises and stock awards vesting in 2007 for each of the Named Executive Officers.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Award		Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Raymond Barrette		—	—			—	—
David T. Foy				WTM Performance Shares	(a)	3,840	1,943,040
T. Michael Miller				OB Performance Shares	(b)	43,212	948,078
Robert R. Lusardi				WTM Performance Shares	(a)	3,840	1,943,040
Reid T. Campbell	(c)	900	299,160	WTM Performance Shares	(a)	1,280	647,680
Steven E. Fass	(d)	6,300	2,725,821	WTM Restricted Shares	(e)	10,000	5,749,000

(a)    Represents 6,000, 6,000 and 2,000 target WTM performance shares awarded for the 2005-2007 performance cycle to Messrs. Foy, Lusardi and Campbell, respectively, which became fully vested on December 31, 2007 at 64% of target.  Values realized on vesting were determined based on the average of the high and low market values of common shares ($498.00) on February 27, 2008, the date the awards were determined by the Compensation Committee, plus dividends accrued since February 2007 of $8.00 per common share.

(b)   Represents 68,700 target OB performance shares awarded for the 2007 performance cycle to Mr. Miller, which became fully vested on December 31, 2007 at 62.9% of target.  Values realized on vesting were determined based on the average of the high and low market values of common shares ($21.94) on February 26, 2008, the date the awards were determined by the OneBeacon Compensation Committee.

(c)    On December 27, 2007, Mr. Campbell exercised 900 Incentive Options to acquire the Company’s common shares which were awarded to him on February 28, 2000.  The value realized on exercise was determined based on the closing market value on the exercise date of $500.00 less the strike price of $167.60.

(d)   On July 5, 2007, Mr. Fass exercised 6,300 Incentive Options to acquire the Company’s common shares which were awarded to him on February 28, 2000.  The value realized on exercise was determined based on the closing market value on the exercise date of $594.89 less the strike price of $162.22.

(e)    Represents 10,000 WTM Restricted Shares awarded to Mr. Fass in February 2004 which fully vested on February 25, 2007.

Pension Benefits

The following table presents the present value of accumulated benefits payable as of December 31, 2007 under the OneBeacon Pension Plan and the OneBeacon Excess Plan (collectively the “OneBeacon Plans”) to each of the Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name (a)	Number of Years Credited Service (#) (b)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($) (c)
Raymond Barrette	—	—	—	—
David T. Foy	—	—	—	—
T. Michael Miller	—	—	—	—
Robert R. Lusardi	—	—	—	—
Reid T. Campbell	OneBeacon Plans	1.6	21,271	—
Steven E. Fass	OneBeacon Plans	23.0	—	633,076

(a)    The OneBeacon Plans were frozen effective December 31, 2002.  Since inception, several predecessor plans have been merged in to the OneBeacon Pension Plan including the Folksamerica Holding Company, Inc. Employees Retirement Plan.   White Mountains does not sponsor any other defined benefit pension plans.  Messrs. Barrette, Foy, Miller and Lusardi are not entitled to receive pension benefits under the OneBeacon Plans.

(b)   Due to the freeze, Messrs. Campbell’s and Fass’ number of years of credited service and average annual compensation remain the same as they were on December 31, 2002.

(c)    On March 2, 2007, Mr. Fass retired and elected to receive a lump-sum payment of $633,076.

 Nonqualified Deferred Compensation

The following table presents the contributions, earnings, withdrawals and ending account balances for the Named Executive Officers under White Mountains’ various unfunded, nonqualified deferred compensation plans (the “Deferral Plans”) for 2007.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings (Losses) in Last Fiscal Year ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Raymond Barrette (d)	167,135	—	(570,133)	2,481,484	19,716,527
David T. Foy	—	—	—	—	—
T. Michael Miller	—	—	—	—	—
Robert R. Lusardi	120,000	—	37,173	—	489,317
Reid T. Campbell	—	—	216	—	4,230
Steven E. Fass (e)	—	—	(850,513)	6,135,083	7,203,025

(a)    Messrs. Barrette’s and Lusardi’s contributions represent the deferral of a portion of their 2007 base salary which has been reported as compensation in the Company’s Summary Compensation Table in 2007.

(b)   White Mountains does not make contributions to the Deferral Plans.

(c)    The approximate annual rates of return earned on deferred balances during the year for Messrs. Barrette, Lusardi, Campbell and Fass were (3)%, 10%, 5% and (6)%, respectively.

(d)   On March 4, 2008, Mr. Barrette withdrew his remaining account balance, which was valued at $18,856,007.

(e)    On January 7, 2008, Mr. Fass withdrew his remaining account balance, which was valued at $7,098,871.

The Deferral Plans allow participants to voluntarily defer all or a portion of qualifying remuneration payable (consisting of base salary, annual bonus or long-term incentive compensation), which can be invested in various investment options available in our 401(k) plans, including the Company’s common shares.  Participants may change investment options daily.  None of the investment options offered under the Deferral Plans provide above-market rates of interest.

A payment date is designated with each deferral. Participants may select a payment date that is no sooner than the first anniversary of the date of deferral. A participant may elect, at the time a payment date is selected, to receive the payment in no more than 10 annual instalments.  Payment dates cannot be accelerated (other than for a severe financial hardship).

Payments commence upon the earlier of the designated payment date, death, termination of service or a change in control of the Company.  Payments commencing upon death or a change in control of the Company are paid as a single payment regardless of whether the participant chose to receive such payments in annual installments.

Participants are not permitted to make further contributions under the Deferral Plan if such person’s account balance equals or exceeds $50,000,000 unless otherwise approved by the Compensation Committee.

Potential Payments Upon Termination or Change in Control

Employment and Severance Agreements

We have no long-term employment agreements with our Named Executive Officers although from time to time we have entered into short-term arrangements with newly hired executives governing their compensation and severance during up to their first three years with the Company.

Long-Term Incentive Plans

Under our long-term incentive plans, certain events, such as retirement, death or disability, or the occurrence of both a change in control of the Company (or a business unit, as applicable) and an involuntary or constructive employment termination or materially adverse amendments to such plans, may result in unvested stock options becoming exercisable, Restricted Shares becoming vested and performance shares and performance units becoming payable in full or in part.  Below is a description of the payments to which each of our Named Executive Officers would be entitled assuming in each case that such events occurred on December 31, 2007.

Voluntary Termination of Employment

Had any of our Named Executive Officers voluntarily terminated their employment on December 31, 2007, their outstanding long-term incentive grants (other than vested stock options) would have been cancelled and they would not have been entitled to any payment in respect thereof.

Retirement

Had any of our Named Executive Officers retired on December 31, 2007, their outstanding long-term incentive grants (other than vested stock options) would have been cancelled and payments, if any, in respect of those cancelled grants would be made at the sole discretion of the Compensation Committee.

Death or Disability

Had any of our Named Executive Officers died or become disabled on December 31, 2007, they would have been entitled to vesting of all or a portion of their unvested stock options, full vesting of their Restricted Shares and pro rata vesting of their performance shares and performance units at target values.  Under this scenario, Messrs. Barrette, Foy, Miller, Lusardi and Campbell would have been entitled to receive $25,702,500, $6,545,570, $5,800,741, $6,545,570 and $4,403,411, respectively. Mr. Miller’s OB performance units for the 2005-2007 performance cycle are valued at actual earned levels.  All other performance shares and performance units are valued at target rather than at actual earned levels.  Options are valued based on their in the money values.

Change in Control

        Had both a change in control of the Company (or a business unit, as applicable) and an involuntary termination, constructive termination or materially adverse amendments to our long-term incentive plans occurred on December 31, 2007, our Named Executive Officers would have been entitled to all or a portion of their unvested stock options, full vesting of their Restricted Shares and full or pro rata vesting of their performance shares and performance units at up to 200% of target (and at not less than target).  Under this scenario, Messrs. Barrette, Foy, Miller, Lusardi and Campbell  would have been entitled to receive up to $25,702,500, $19,893,735, $7,878,600, $19,893,735 and $10,832,463, respectively. Mr. Miller’s OB performance units for the 2005-2007 performance cycle and performance shares for the 2007 cycle are valued at 100% of target rather than at actual earned levels.  All other performance shares and performance units are valued at 200% rather than at actual earned levels.  Options are valued based on their in the money values.

Our long-term incentive plans do not provide for tax gross-ups for excess parachute payments that may result from a change in control.

Director Compensation

The following table summarizes director compensation for 2007 (for directors other than Named Executive Officers):

Director	Fees Paid in Cash (b) ($)	Stock Awards (c) ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (e) ($)	All Other Compensation (f) ($)	Total ($)
Raymond Barrette (a)	—	—		—	—	—	—	—
Bruce R. Berkowitz	185,000	56,788		—	—	—	—	241,788
Yves Brouillette	83,000	38,719		—	—	—	—	121,719
Jack Byrne	4,000	—		—	—	—	—	4,000
Howard L. Clark, Jr.	165,000	56,788		—	—	(4,808)	—	216,980
Robert P. Cochran	183,000	56,788		—	—	—	—	239,788
Morgan W. Davis	116,000	56,788		—	—	—	234,290	407,078
A. Michael Frinquelli	185,000	56,788		—	—	(4,808)	—	236,980
George J. Gillespie, III	124,000	56,788		—	—	—	—	180,788
John D. Gillespie	120,000	20,938	(d)	—	—		36,292	177,230
Edith E. Holiday	163,000	56,788		—	—	(4,808)	—	214,980
Lowndes A. Smith	278,000	56,788		—	—	(4,808)	320,892	650,872
Allan L. Waters (g)	16,000	—		—	—	—	8,000	24,000

(a)          Mr. Barrette served as a non-management director until January 20, 2007, at which point he was elected Chairman and CEO.

(b)         Named Executive Officers do not receive any additional compensation for their role as a director.  Each director is provided a $100,000 annual retainer. Additional retainers in the following amounts are provided to those directors serving in the following roles; Chairman of the Audit Committee ($100,000), Chairman of any other Board committee ($25,000) and members of the Audit Committee ($15,000).  Retainers relate to the twelve-month period from May 2007 through April 2008, inclusive, and are typically pro-rated for partial year service. Through May 2007, each director also received $4,000 for each Board meeting and Board committee meeting attended.  Commencing May 2007, each director received Board and Board committee meeting fees of $4,000 per meeting when such meetings were attended in person and $2,000 per meeting when such meetings were attended by telephone.

(c)          On May 24, 2007, all non-management directors received an annual grant of 100 common shares valued at $567.88 per share, the closing price on such date.  Upon his election to the Board on August 23, 2007, Mr. Brouillette received a pro-rated annual grant of 75 common shares valued at $516.25 per share, the closing price on such date.

(d)         Amount shown for Mr. John D. Gillespie also includes a reduction of compensation expense ($35,850) recorded during 2007 under FAS 123(R) for 10,000 outstanding performance shares awarded to Mr. Gillespie in 2004 while he was serving as President of WM Advisors, which were paid in March 2007 in the amount of $9,459,318.  Pursuant to a consulting agreement between the Company and Prospector that became effective August 1, 2005, Prospector was awarded 7,000 performance shares for the 2005-2007 performance cycle (which were paid in March 2008 in the amount of $2,922,150), 8,400 performance shares for the 2006-2008 performance cycle and 8,000 performance shares for the 2007-2009 performance cycle.  Amounts related to Prospector’s performance shares have not been included in this table.  See “Transactions with Related Persons, Promoters and Certain Control Persons.”

(e)          Mr. Clark, Mr. Frinquelli, Ms. Holiday and Mr. Smith elected to defer their May 24, 2007 grant of 100 common shares into the Company’s non-qualified deferred compensation program.  Amount represents the change in value of each director’s deferred compensation account from May 24, 2007 to December 31, 2007.

(f)            All other compensation shown for Mr. Davis includes $101,290 in compensation paid to him as a director and President of ACIC, $93,000 in retainers and Board fees paid to him in cash and OneBeacon stock as a director of OneBeacon and $40,000 in retainers and Board fees paid to him as a director of Esurance. Amount shown for Mr. Gillespie represents $14,292 for personal use of corporate aircraft (which is valued at White Mountains’ aggregate incremental operating cost) and $22,000 in retainers and Board fees paid to him as a director of Symetra.  Amount shown for Mr. Smith represents $286,500 in retainers and Board fees paid to him in cash and OneBeacon stock as Chairman of OneBeacon and $34,392 paid to him in retainers and Board fees paid to him as a director of Symetra.  Amount shown for Mr. Waters represents Board fees paid to him as a director of OneBeacon.

(g)         Mr. Waters served as a non-management director until March 6, 2007, at which point he was elected CEO of White Mountains Re Group, Ltd.  Amounts represent payments made to Mr. Waters during 2007 for his service as a non-management director.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

Prospector

Mr. John Gillespie is the founder and Managing Member of Prospector.  Prospector serves as a discretionary adviser with respect to specified assets, primarily equity securities, managed by WM Advisors on behalf of White Mountains (including, prior to the OB IPO, OneBeacon) and other clients of WM Advisors, including the defined benefit and defined contribution plans of OneBeacon.  Pursuant to an investment management agreement with WM Advisors (the “WMA Agreement”),  Prospector charged WM Advisors fees based on the following schedule: 100 basis points on the first $200 million of assets under management; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million.  At December 31, 2007, Prospector managed a total of approximately $.9 billion of assets for WM Advisors under this arrangement.  Of this total, $613 million were assets of White Mountains and $270 million related to third party accounts managed by WM Advisors. The third party accounts are each separately subject to the above fee schedule.

Effective November 14, 2006, in connection with the OB IPO, OneBeacon entered into a separate investment management agreement with Prospector pursuant to which Prospector supervises and directs specified assets, primarily equity securities.  Pursuant to this investment management agreement (the “OneBeacon Agreement”),  Prospector charged OneBeacon fees based on the following schedule: 100 basis points on the first $200 million; 50 basis points on the next $200 million; and 25 basis points on amounts over $400 million.  At December 31, 2007, Prospector managed approximately $1.6 billion of assets for OneBeacon under this arrangement. This amount includes $301 million related to the OneBeacon ERISA accounts pursuant to the WM Advisors arrangement described above.

During 2007, Prospector earned $6.7 million in fees pursuant to the WMA Agreement and $5.9 million in fees pursuant to the OneBeacon Agreement, which includes $1.5 million in fees related to the ERISA accounts.

Prospector also advises White Mountains on matters including capital management, asset allocation, private equity investments and mergers and acquisitions. Pursuant to a Consulting Agreement for those services, Prospector was granted 9,600 performance shares for the 2008-2010 performance cycle,  8,000 performance shares for the 2007-2009 performance cycle and 8,400 performance shares for the 2006-2008 performance cycle.  In accordance with the terms of the WTM Incentive Plan, performance against target governing the performance shares will be confirmed by the Compensation Committee of the Board following the end of each performance cycle and the number of performance shares actually awarded at that time will range from 0% to 200% of the target number granted.  In March 2008, Prospector was paid $2.9 million (representing a harvest of 82.5%, or 5,775 shares) with respect to the 7,000 target performance shares that it had been granted for the 2005-2007 performance cycle.  Unless and until the Consulting Agreement has been terminated, and subject to the approval of the Compensation Committee, at the beginning of each performance cycle Prospector is to be granted performance shares with a value of approximately $4.5 million.  The Compensation Committee establishes the performance target for such performance shares.

Pursuant to a revenue sharing agreement, Prospector has agreed to pay White Mountains 6% of the revenues in excess of $500,000 of certain of Prospector’s funds in return for White Mountains having made a founding investment in 1997.  White Mountains earned $.8 million during 2007 under this arrangement.

At December 31, 2007, White Mountains had $147 million invested in limited partnership investment interests managed by Prospector.  (This total includes $40.2 million of OneBeacon assets.)  In addition, Messrs. Barrette, Davis, George Gillespie, John Gillespie, and Waters, each directors of the Company, and Mr. Campbell, an executive officer of the Company, owned limited partnership investment interests managed by Prospector as of such date.

Other relationships and transactions

Mr. Berkowitz, a director of the Company, is the Managing Member of the investment adviser to The Fairholme Fund and the Managing Member of Fairholme Ventures II, LLC. As part of a share repurchase plan announced by the WTM Board of Directors on November 17, 2006, the Company repurchased 7,000 of its common shares owned by The Fairholme Fund and 1,500 of its common shares owned by Fairholme Ventures II, LLC. at the price of $500 per share for a total of $4.3 million on November 26, 2007. The closing price per share on the NYSE on November 23, 2007, the last trading day prior to November 26, 2007 was $509. Mr. Berkowitz disclaimed beneficial ownership of the common shares that were owned by The Fairholme Fund and Fairholme Ventures II, LLC except to the extent of his pecuniary interest in such entities.

Mr. Clark, a director of the Company, is Vice Chairman of Lehman.  Lehman has, from time to time, provided various services to White Mountains including investment banking services, brokerage services, underwriting of debt and equity securities and financial consulting services.

Mr. George Gillespie, a director of the Company, serves as Special Counsel to CS&M.  CS&M has been retained by White Mountains from time to time to perform legal services.

Mr. John Gillespie, a director of the Company, indirectly through general and limited partnership interests holds a 33% interest in Dowling & Partners Connecticut Fund III, LP (“Fund III”).  Two of the Company’s indirect subsidiaries, OneBeacon Professional Partners (“OBPP”) and Folksamerica Specialty Underwriting, Inc. (“FSUI”), had previously borrowed approximately $8 million and $7 million, respectively, from Fund III in connection with an incentive program sponsored by the State of Connecticut known as the Connecticut Insurance Reinvestment Act (the “CIR Act”).  The CIR Act provides for Connecticut income tax credits to be granted for qualifying investments made by approved fund managers.  Both loans were repaid in full during 2006.  The loans were qualifying investments which generated tax credits to be shared equally between Fund III on the one hand and OBPP and FSUI on the other.  As a result of his interest in Fund III, during 2007, Mr. Gillespie generated approximately $.2 million in such tax credits.

WM Advisors currently leases a building partially owned by Mr. John Gillespie and trusts for the benefit of members of his family (the “Gillespie Trusts”).  For 2007, the rental payments attributable to Mr. Gillespie’s ownership in the building totaled approximately $17,000 and the rental payments attributable to the Gillespie Trusts’ ownership in the building totaled approximately $137,000.  In addition, WM Advisors sublets a portion of the building it leases from the Gillespie Trusts to Prospector and, in 2007, Prospector paid WM Advisors $52,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Audit Committee Charter states that the Audit Committee shall approve any related or affiliated person transactions and review disclosures thereof. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors its deems appropriate, whether the proposed transaction is on terms no less favorable that terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons’ economic interest in the transaction.  For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of SEC Regulation S-K.

During 2007, the Audit Committee approved all Transactions with Related Persons occurring since the beginning of the Company’s calendar year.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to the common shares that may be issued under White Mountains’ existing incentive compensation plans.  Performance shares awarded under the WTM Incentive Plan are typically paid in cash, though they may be paid in the Company’s common shares at the election of the Board or a Committee of the Board.  For that reason, these plans are listed in the Equity Compensation Plan Table below.  Grants of phantom performance shares made under subsidiary incentive plans (which are payable in cash) and grants made under the OB Incentive Plan (which are payable in OneBeacon common shares) are excluded from this table.

Plan category	(1) Number of securities that may be issued upon exercise or vesting of outstanding options, warrants and rights at target	(2) Weighted average exercise price of outstanding options, warrants and rights	(3) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity compensation plans approved by security holders - WTM Incentive Plan:			792,000	(b)
Performance shares	137,259	$0
Incentive Options (a)	9,900	167.70

(a)          The Incentive Options were granted in 2000 at an exercise price equal to the underlying market value of common shares on the date of grant.  The exercise price escalates on a straight-line basis by 6% per annum over their ten-year life. The weighted average price shown above represents the effective exercise price per Incentive Option at December 31, 2007.

(b)         Under NYSE rules, common shares remain available for issuance when the Company pays cash or establishes deferred compensation balances in the settlement of its performance share obligations (which is typically the case) rather than issuing common shares.  However, the Compensation Committee has taken a more conservative approach by counting the number of performance shares granted at “target” against the WTM Incentive Plan inventory.  Under the Company’s approach, as of March 21, 2008, 228,336 common shares remained available for grant at target under the WTM Incentive Plan, which could result in up to 456,672 common shares being issued.

AUDIT COMMITTEE REPORT

In connection with the audit of the Company’s financial statements for the year ended December 31, 2007, the Audit Committee has: (1) reviewed and discussed with management and PwC the Company’s audited financial statements for the year ended December 31, 2007, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting; (2) reviewed and discussed with PwC the matters required by Statement of Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from PwC required by Independence Standards Board Statement No. 1 and discussed with PwC their independence.

Based on these reviews and discussions, the Audit Committee determined that the non-audit fees billed by PwC for services performed in 2007 and 2006 (as presented herein) are compatible with maintaining their independence.  Further, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for filing with the SEC and for presentation to the Members at the 2008 Annual Meeting.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements as well as for establishing and maintaining adequate internal control over financial reporting.  The Company’s independent registered public accounting firm, PwC, is responsible for expressing its opinion on the conformity of the Company’s audited financial statements with Generally Accepted Accounting Principles (“GAAP”).  In addition, PwC is responsible for expressing its opinion on the effectiveness of the Company’s internal control over financial reporting.  It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with GAAP; that, as described above, is the responsibility of management and PwC.  In giving its recommendation to the Board, the Audit Committee has relied on (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP and (2) the reports of PwC with respect to such financial statements.

The Audit Committee has established a Charter which outlines its primary duties and responsibilities.  The Audit Committee Charter, which has been approved by the Board, is reviewed at least annually, is updated as necessary and is available for viewing at www.whitemountains.com.

March [31], 2008

Lowndes A. Smith, Chairman

Bruce R. Berkowitz

A. Michael Frinquelli

Edith E. Holiday

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee, pursuant to its policy, pre-approves the scope and fees for all services performed by PwC.  Annually, the Audit Committee receives and pre-approves a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financials. All other audit, audit-related and non audit-related services rendered by PwC also require pre-approval, which may be granted in accordance with the provisions of the policy either (a) at a meeting of the full Audit Committee, (b) on an interim basis by the Chairman of the Audit Committee, provided that the requested services are not expressly prohibited and are ratified by the full Audit Committee at its next regularly scheduled meeting, or (c) on a per-project basis through specific compliance with pre-approved definitions of services that do not exceed per-project limits established by the Committee, provided that any such services are authorized by the Company’s General Auditor or his/her designee and that the General Auditor makes a full report of all services pre-approved per the policy at the next regularly scheduled meeting of the Committee.

It is the intent of the policy to assure that PwC’s performance of audit, audit-related and non audit-related services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee under its policy include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal and valuation services, fairness opinions; contribution-in-kind reports; certain actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.  All services performed by PwC during 2007 and 2006 were pre-approved in accordance with the policy described above.

The services performed by PwC in 2007 and 2006 are described below. PwC does not provide any services to the Company prohibited under applicable laws and regulations, such as financial information systems design and implementation.  From time to time, PwC may perform permissible consulting services for the Company, provided they have been pre-approved in accordance with the policy described above. To the extent consulting services are provided by PwC, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of PwC. The independence of PwC is also considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by PwC for professional services provided in 2007 and 2006:

	2007(e)	2006(e)
Audit Fees (a)	$4,949,873	$4,567,460

Audit-Related Fees (b)	992,405	1,070,212

Tax Fees (c)	1,464,773	1,401,935

All Other Fees (d)	118,725	3,707

(a)          The fees in this category were for professional services rendered in connection with (1) the audits of the Company’s annual financial statements, including the Company’s internal control over financial reporting, set forth in the Company’s Annual Report on Form 10-K, (2) the review of the Company’s quarterly financial statements set forth in its Quarterly Reports on Form 10-Q, (3) audits of the Company’s subsidiaries that are required by statute or regulation, and (4) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents and agreed upon procedures reports.

(b)         The fees in this category were for professional services rendered in connection with (1) consultations concerning financial accounting and reporting standards of transactions or events, (2) internal control reviews, (3) employee benefit plan audits, and (4) comfort letters.

(c)          The fees in this category were for professional services rendered in connection with tax strategy assistance and tax compliance services.

(d)         The fees in this category were for (1) advisory services in connection with new international regulatory requirements and (2) access to PwC’s proprietary technical research tools.

(e)   The fees reported include expense reimbursements of $379,536 and $143,053 in 2007 and 2006, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to SEC rules relating to the reporting of changes in beneficial ownership of common shares, the executive officers, directors and greater than 10% Members are believed to have filed all reports required under Section 16(a) of the Exchange Act on a timely basis during 2007.

PROPOSAL 2

AMENDMENT TO THE COMPANY’S BYE-LAW 62:

5% SHAREHOLDER TRANSFER RESTRICTION

Summary:

The preservation of net operating losses and other carryovers and tax attributes (“NOLs”) has become an important issue for the Company.  In order to protect our NOLs, the Board of Directors recommends an amendment to our Bye-laws to prevent, without prior approval of the Board, transfers of shares that would create new 5% shareholders or increase the holdings of existing 5% shareholders (the “Transfer Restriction”).  Without this restriction, it is possible that certain transfers of our shares could result in limitations on the ability of our subsidiaries and companies in which we have significant investments to fully utilize the NOLs available to them.  The proposed Transfer Restriction generally would be in effect for five years, with the Board having the ability to extend the restriction for up to an additional five years.  Other companies, such as Leucadia National Corporation, have adopted similar provisions in order to protect their NOLs.  The Transfer Restriction does not prohibit a 5% shareholder from selling shares, nor does it prevent increases in ownership percentage that occur due to share repurchases by the Company.

We estimate that as of March 21, 2008, the Company and its subsidiaries have NOLs in excess of $130 million. In addition, Answer Financial, Inc. (“AFI”), a company in which we have recently invested and in which we expect to soon increase our ownership to approximately 70% through a pre-packaged bankruptcy reorganization, has over $350 million in NOLs.

Section 382 of the U.S. Internal Revenue Code of 1986, as amended (“Section 382”), limits the use of NOLs by a company that has undergone an “ownership change”. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% are generally treated as one 5% shareholder.  Companies that undergo an “ownership change” as part of an approved bankruptcy plan of reorganization can preserve their NOLs without significant impairment, but will lose these tax benefits entirely if an “ownership change” occurs within the two years following the bankruptcy.

In March 2008, we entered into an exchange agreement with Berkshire Hathaway Inc. pursuant to which we will acquire substantially all the common shares of the Company held by Berkshire Hathaway (the “Berkshire Splitoff”).  The consummation of the Berkshire Splitoff will create an ownership shift consuming approximately 16 of the available 50 percentage points available to the Company during any three-year period which includes the date of closing of the Berkshire Splitoff. This shift will also count (pro-rated based on our ownership in AFI) towards the 50 percentage points available at AFI following its bankruptcy reorganization.  AFI’s available ownership shift points would be further reduced (by approximately 30 percentage points) if we were to acquire the minority stake that will remain following its bankruptcy reorganization.

Indirect Anti-Takeover Effect:

The proposed transfer restriction may have an “anti-takeover” effect because it restricts the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate at least 5% of our common shares or any other securities that would be treated as our “stock” under applicable tax regulations (referred to in the remainder of this discussion as “Company Stock”) and the ability of a person or entity, or group of persons or entities, now owning 5% or more of the Company Stock from acquiring additional Company Stock. The Transfer Restriction could be viewed as discouraging or prohibiting accumulations of substantial blocks of shares (for example, through a tender offer) for which shareholders might receive a premium above market value. The Transfer Restriction may also be viewed as unfriendly to shareholders because it restricts certain shareholders’ ability to acquire additional Company Stock in excess of the specified limitations and could affect a shareholder’s ability to dispose of Company Stock.

In the Board’s opinion, the fundamental importance to the Company and its shareholders of maintaining the availability of the NOLs of the Company outweighs the indirect anti-takeover effect the transfer restriction may have.  In addition, the Board does not intend to discourage offers to acquire substantial blocks of Company Stock that would clearly improve shareholder value beyond the loss of the NOLs. In the case of any such proposed acquisition that the Board determines to be in the best interest of the Company and its shareholders, the Board would grant approval for such acquisition to proceed.

Impact of Section 382 Limitation of NOL Usage:

If a Section 382 “ownership change” were to occur in respect of the Company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the “ownership change” that could be offset by NOLs existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. (4.55% for April 2008).

Description of the Proposed Transfer Restriction:

The proposed Transfer Restriction generally restricts any attempted transfer of Company Stock to a person or group of persons who own, or who would own as a result of such transfer, 5% or more of the Company Stock. The transfer restriction also restricts any other attempted transfer of Company Stock that would result in the creation of a new “5-percent shareholder” of the Company, as determined under applicable tax regulations.

The Transfer Restriction explicitly does not apply to issuances of securities by the Company.  Any acquisition of common shares directly from the Company requires Board approval and, in granting such approval, the Board will review in advance the implications of any such issuance for our NOLs.

The proposed Transfer Restriction would be in effect for five years, unless (1) the Board determines that Section 382 (or any comparable successor provision) has been sufficiently repealed or the Company no longer has any NOLs to carry forward, in which case the Transfer Restriction would expire at such earlier time, (2) the Board at its option determines to extend the expiration date for up to an additional five years, or (3) the Board suspends its effectiveness by a public announcement. The Board believes that this time frame and approach is appropriate for the Company in light of (1) the amount of tax benefits we are currently trying to protect, (2) our expectations for how long it may take us to utilize those tax benefits, and (3) the Company’s willingness to acquire or incur operating losses in connection with starting new, or fixing broken, businesses.

The Board would retain the discretion to approve a transfer of Company Stock that would otherwise violate the Transfer Restriction. We believe that, as of March 31, 2008, the only shareholders that own (for purposes of Section 382) at least 5% of the Company Stock are (1) Berkshire Hathaway, (2) Jack Byrne and (3) the Franklin Mutual Shares Fund (one of the mutual funds of the Franklin Mutual Series family of funds). If the Board decides to permit a transfer that would otherwise violate the Transfer Restriction, that transfer, or later transfers, may result in an “ownership change” that would limit the use of the tax attributes of Company. The Board intends to consider any attempted transfer individually and determine at the time, after consideration of factors that the Board deems relevant, whether it is in the best interest of the Company to permit the transfer.

The Transfer Restriction applies only with respect to the number of shares of Company Stock purportedly transferred in excess of the threshold established in the Transfer Restriction  (the “Excess Stock”).  The proposed amendment provides that any transfer attempted in violation of the Transfer Restriction would be void ab initio, even if the transfer has been recorded by the transfer agent and new certificates issued. The purported transferee of the Company Stock would not be entitled to any rights of shareholders with respect to the Excess Stock, including the right to vote the Excess Stock, or to receive dividends or distributions in liquidation in respect thereof, if any.

If the Board determines that a purported transfer has violated the Transfer Restriction, we will require the purported transferee to surrender the Excess Stock and any dividends the purported transferee has received on them to an agent designated by the Board. The agent will then sell the Excess Stock in one or more arm’s-length transactions, executed on the NYSE, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Stock within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Company Stock or have an adverse effect on the value of the Company Stock. If the purported transferee has resold the Excess Stock before receiving our demand to surrender the Excess Stock, the purported transferee generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee has received on the Excess Stock.  From such proceeds, the agent will pay any amounts remaining after repaying its own expenses and reimbursing the purported transferee for the price paid for the Excess Stock (or the fair market value of the Excess Stock at the time of the attempted transfer to the purported transferee by gift, inheritance or similar transfer) to charities selected by the Board.

Potential Risks:

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382. Further, there can be no assurance, in the event transfers in violation of the Transfer Restriction are attempted, that the IRS will not assert that those transfers have federal income tax significance notwithstanding the Transfer Restriction. As a result, the Transfer Restriction serves to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above on the use of tax attributes of Company.  While similar transfer restrictions have been put in place by other corporations and we are not aware of any successful challenges to their enforceability, we understand that it remains a possibility that, if challenged by a shareholder, the Transfer Restriction could be held unenforceable against all or certain shareholders.  We do not believe that the extension of the Transfer Restriction will adversely affect the continued listing of our common shares on the NYSE.

The Proposed Bye-Law Amendment:

The form of Bye-law 62, as proposed to be amended, follows:

“62.         Restriction on transfer

1.The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

2. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

3.

(a) As used in this Bye-law only, the term:

(i) “Company Securities” means (I) Common Shares of the Company, (II) Preference Shares of the Company, (III) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase Common Shares or Preference Shares of the Company, and (IV) any other interests that would be treated as “stock” of the Company pursuant to Treasury Regulation ss.1.382-2T(f)(18).

(ii) “Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and (k).

(iii) “Five-Percent Shareholder” means a Person or group of Persons that is identified as a “5-percent shareholder” of the Company pursuant to Treasury Regulation ss.1.382-2T(g)(1).

(iv) “Person” means an individual, Company, estate, trust, association, company, partnership, joint venture or similar organization.

(v) “Prohibited Transfer” means any purported Transfer of Company Securities to the extent that such Transfer is prohibited and void under this Bye-law 62(3).

(vi) “Restriction Release Date” means, as determined by the Board in its sole discretion, the earlier to occur of (x) the five-year anniversary of the effective date of this Bye-law 62(3) (the “Expiration Time”), (y) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) (and any comparable successor provision) (“Section 382”), or (z) the beginning of a taxable year of the Company (or any successor thereof) to which no Tax Benefits may be carried forward; provided, that, the Board may in its sole discretion resolve from time to time to extend the Expiration Time for up to an additional five years.

(vii) “Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Company or any direct or indirect subsidiary thereof.

(viii) “Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to effect a Transfer. A Transfer shall not include an issuance, allotment or grant of Company Securities by the Company or any repurchase of Company Securities by the Company.

(ix) “Treasury Regulation ss.1.382-2T” means the temporary income tax regulations promulgated under Section 382 and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions. Any attempted Transfer of Company Securities prior to the Restriction Release Date, or any attempted Transfer of Company Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Company of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Company Securities.

(c) Certain Exceptions. The restrictions set forth in sub-paragraph (b) of this Bye-law 62(3) shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board. As a condition to granting its approval, the Board may, in its discretion, require an opinion of counsel selected by the Board that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits. The restrictions set forth in sub-paragraph (b) of this Bye-law 62(3) shall not apply to any attempted Transfer which occurs after the Board shall have suspended the effectiveness of the restrictions set forth in sub-paragraph (b) by public announcement and prior to the time that the restrictions set forth in sub-paragraph (b) are restored to full force and effect by the Board.

(d) Treatment of Excess Securities.

(i) No employee, officer or agent of the Company shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a Member of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of Members of the Company, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities.

(ii) If the Board determines that a Transfer of Company Securities constitutes a Prohibited Transfer then, upon written demand by the Company, the Purported Transferee shall transfer or cause to be transferred the Excess Securities, accompanied by the certificate for the Excess Securities (if any has been issued), together with any dividends or other distributions that were received by the Purported Transferee from the Company with respect to the Excess Securities (“Prohibited Distributions”), to an agent designated by the Board (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities or otherwise would adversely affect the value of the Company Securities. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to sub-paragraph (d)(iii) of this Bye-law 62(3) if the Agent rather than the Purported Transferee had resold the Excess Securities.

(iii) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the closing market price for Company Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the discretion of the Board; and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) (“Section 501(c)(3)”) selected by the Board. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Bye-law 62(3) inure to the benefit of the Company.

(iv) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Company makes a demand pursuant to sub-paragraph (d)(ii) of this Bye-law 62(3), then the Company shall institute legal proceedings to compel the surrender.

(v) The Company shall make the demand described in sub-paragraph (d)(ii) of this Bye-law 62(3) within thirty days of the date on which the Board determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Company makes such demand at a later date, the provisions of this Bye-law 62(3) shall apply nonetheless.

(e) Legends, Determinations.

(i) All certificates representing Company Securities issued after the effectiveness of this Bye-law 62(3) shall bear a conspicuous legend as follows:

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO BYE-LAW 62(3) OF WHITE MOUNTAINS INSURANCE GROUP, LTD. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

(ii) The Board shall have the power to determine all matters necessary to determine compliance with this Bye-law 62(3), including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Company of any Five-Percent Shareholder, (4) whether an instrument constitutes a Company Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of sub-paragraph (d)(iii) of this Bye-law 62(3), and (6) any other matters which the Board determines to be relevant; and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this Bye-law 62(3).”

                The affirmative vote of holders of a majority of the Company’s common shares in attendance at the Annual General Meeting is required to approve the amendment.  The Board recommends a vote FOR Proposal 2 approving the amendment to the Company’s Bye-law 62.

PROPOSAL 3

AMENDMENTS TO THE COMPANY’S BYE-LAWS 39 AND 52:

TO PERMIT THE COMPANY TO UTILIZE THE NEW

‘NOTICE AND ACCESS’ RULES OF THE

SECURITIES AND EXCHANGE COMMISSION IN

CONNECTION WITH PROVIDING PROXY MATERIALS TO MEMBERS

                Proposal 3 calls for the amendment of the Company’s Bye-laws to permit electronic delivery of proxy materials to shareholders in accordance with the new Securities and Exchange Commission ‘Notice and Access’ rules.  To the extent permitted under Bermuda law, the Company would be permitted to deliver to shareholders a proxy notice in the mail notifying them of a meeting with instructions as how to access on-line additional company and meeting information. Members may request hard copy materials.

                In addition, Proposal 3 calls for amendment of Bye-law 52 to clarify that a shareholder may grant a proxy telephonically or on-line.

The form of Bye-law 39 ““Notice of General Meeting” as proposed to be amended as follows:

(1)           Notice of each general meeting, whether annual or special, shall be given in writing to the Members entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before such meeting. Notice of any meeting of Members shall specify the place, the day, and the hour of the meeting, as well as the general nature of the business to be transacted. A notice may be given by the Company to any Member either personally or by mail or by transmitting it by electronic means (including facsimile and electronic mail) or in accordance with Bye-law 39(2).

(2)           Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Company may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

The form of Bye-law 52, “Proxies” as proposed to be amended follows:

Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by (a) a written proxy in such form as the Board may determine from time to time or (b) such telephonic, electronic or other means as may be approved by the Board from time to time. The appointment of a proxy must be received by the Company at such place and in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote. Any such proxy shall continue in full force and effect unless revoked by the person executing it by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by such Member presented to the meeting or by attendance at a meeting and voting in person by such Member.  However, no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.  The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

The Board recommends a vote FOR Proposal 3 approving the amendments to the Company’s Bye-laws 39 and 52.

PROPOSAL 4

ELECTION OF DIRECTORS OF

SIRIUS INTERNATIONAL

Bye-law 77 of the Company provides that the Board of Directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda or any other company designated by the Board, such as Sirius International, be elected by the Company’s Members.

Proposal 4 calls for the election of Messrs. Charles B. Chokel (age 54, Managing Director and Chief Financial Officer of WMRe), Jan A.M. Silverudd (age 42, by appointment of Sirius International’s employee union), Goran A. Thorstensson (age 61, President and CEO of Sirius International) and Waters to the Board of Directors of Sirius International.  Proposal 4 also calls for the election of Mr. Eivor A. Peterson (age 53, by appointment of Sirius International’s employee union) to the Board of Directors of Sirius International as Mr. Silverudd’s alternate, should Mr. Silverudd be unable to serve for any reason.

None of the director nominees will receive any compensation for their services as a director of Sirius International.

The Board recommends a vote FOR Proposal 4 which calls for the election of the director nominees of Sirius International.

PROPOSAL 5

ELECTION OF DIRECTORS OF

WMRE BDA, SCANDINAVIAN RE AND HELICON RE

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company incorporated under the laws of Bermuda, such as WMRe BDA, Scandinavian Re and Helicon Re, or any other company designated by the Board, be elected by the Company’s Members.

Proposal 5 calls for the election of Messrs. Chokel, Warren J. Trace, (age 51, Executive Vice President, White Mountains Re Bermuda Ltd., a wholly-owned subsidiary of the Company), and Waters and Ms. Christine H. Repasy, (age 51, Managing Director and General Counsel, White Mountains Re Services), to the Boards of Directors of WMRe BDA, Scandinavian Re and Helicon Re.

None of the director nominees will receive any compensation for their services as a director of WMRe BDA, Scandinavian Re and Helicon Re.

The Board recommends a vote FOR Proposal 5 which calls for the election of the director nominees of WMRe BDA, Scandinavian Re and Helicon Re.

PROPOSAL 6

ELECTION OF DIRECTORS OF

WM LIFE RE

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, such as WM Life Re, or any other company designated by the Board, be elected by the Company’s Members.  WM Life Re was formed to pursue opportunities in life reinsurance.

Proposal 6 calls for the election of Messrs. Barrette, Henry K. Cheng, (age 30, President of White Mountains Life Reinsurance (Bermuda) Ltd.), Foy  (age 41, Chair), and Jennifer Pitts (age 42, Corporate Secretary for White Mountains Insurance Group), to the Board of Directors of WM Life Re. None of the director nominees will receive any compensation for their services as a director of WM Life Re.

The Board recommends a vote FOR Proposal 6 which calls for the election of the director nominees of WM Life Re.

PROPOSAL 7

ELECTION OF DIRECTORS OF

GALILEO WEATHER RISK MANAGEMENT

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, such as Galileo, or any other company designated by the Board, be elected by the Company’s Members.  Galileo was formed to pursue opportunities in weather risk management.

Proposal 7 calls for the election of Messrs. Scott W. Edwards (age 39, CFO of Galileo Weather Risk Management Advisors LLC,) Foy (Chair), Lusardi, Martin R. Malinow, (age 44, CEO of Galileo Weather Risk Management Advisors LLC,) and Ms. Pitts, to the Board of Directors of Galileo.  None of the director nominees will receive any compensation for their services as a director of Galileo.

The Board recommends a vote FOR Proposal 7 which calls for the election of the director nominees of Galileo.

PROPOSAL 8

ELECTION OF DIRECTORS OF

ANY NEW NON-UNITED STATES OPERATING SUBSIDIARIES

Bye-law 77 of the Company provides that the Boards of Directors of any wholly-owned operating subsidiary of the Company which is incorporated under the laws of Bermuda, or any other company designated by the Board, be elected by the Company’s Members.

Proposal 8 calls for the election of Messrs. Barrette, Foy, and Trace and Ms. Pitts to the Boards of Directors of any wholly-owned, non-United States operating subsidiary that may be formed by the Company in the future.  None of the nominees will receive any compensation for their services as a director of any such company.

The Board recommends a vote FOR Proposal 8 which calls for the election of the director nominees of any new non-United States operating subsidiaries.

PROPOSAL 9

APPROVAL OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to Member approval, the Audit Committee of the Board has appointed PwC as the Company’s independent registered public accounting firm for 2008.  Further, Members are being asked to authorize the Audit Committee to negotiate and fix the remuneration to be paid to PwC in connection with its service.  Representatives from PwC will attend the 2008 Annual Meeting, will be provided with the opportunity to make a statement and will be available to answer appropriate questions.

PwC has served as the Company’s independent registered public accounting firm for the past 8 years.

The Board recommends a vote FOR Proposal 9 approving the appointment of PwC as the Company’s Independent Registered Public Accounting Firm for 2008.

OTHER MATTERS

Manner of Voting Proxies

Common shares represented by all valid proxies received will be voted in the manner specified in the proxies.  Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted FOR each of the proposals named earlier in this Proxy Statement.

In the case of common shares held in employee benefit plans, the trustee will typically vote all common shares within such plans in direct proportion to those common shares actually voted by plan participants.

Should any matter not described above be acted upon at the meeting, the persons named in the proxy card will vote in accordance with their judgment.  The Board knows of no other matters which are to be considered at the 2008 Annual Meeting.

Votes Required for Approval

The proposals require the affirmative vote of a majority of the voting power held by holders of common shares present at the 2008 Annual General Meeting, in person or by proxy, provided a quorum is present.

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 43023, Providence, Rhode Island 02940-3023, has been appointed as Inspectors of Election for the 2008 Annual Meeting.  Representatives of Computershare will attend the 2008 Annual Meeting to receive votes and ballots, supervise the counting and tabulating of all votes and ballots and determine the results of the vote.

Costs of Solicitation

The solicitation of proxies will be made primarily by mail, however, directors, officers, employees and agents of the Company may also solicit proxies by telephone, telegram or personal interview.  Solicitation costs will be paid by the Company.  Upon request, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to their principals.

Delivery of Documents to Members Sharing an Address

The Company may have delivered only one copy of this document to two or more Members who share an address. Those Members who desire additional copies of this document or would like to receive separate copies of this document in the future should contact their bank, broker or other holder of record or the Corporate Secretary at the address presented under “Available Information” below.

Available Information

The Company is subject to the informational reporting requirements of the Exchange Act.  In accordance therewith, the Company files reports, proxy statements and other information with the SEC.  The Company will provide to any Member, upon request and without charge, copies of all documents (excluding exhibits unless specifically requested) filed by the Company with the SEC as well as the Charter of any of the Company’s various committees of the Board.  Written or telephone requests should be directed to the Corporate Secretary, White Mountains Insurance Group, Ltd., The Bank of Butterfield Building, 42 Reid Street, Hamilton HM 12, Bermuda, telephone number (441) 278-3160.  Additionally, all such documents are physically available at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and are available at www.whitemountains.com shortly after such material is electronically filed with or furnished to the SEC.

Proxy Material Access

Proxy materials for the 2008 Annual General Meeting, including the Chairman’s Letter, Notice of 2008 Annual General Meeting of Members and Proxy Statement, 2007 Management Report, and Form 10-K are available online for viewing and downloading at:   www.edocumentview.com/wtm

Offices of the Company

The Company’s headquarters is located at The Bank of Butterfield Building, 42 Reid Street, Hamilton HM 12, Bermuda, its principal executive office is located at 80 South Main Street, Hanover, New Hampshire 03755 and its registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Proposals by Members for the 2009 Annual Meeting of Members

Member proposals (other than proposals nominating director candidates for which the procedures for are outlined on page 8) must be received in writing by the Secretary of the Company no later than Monday, December 1, 2008 and must comply with the requirements of the SEC in order to be considered for inclusion in the Company’s proxy statement relating to the Annual Meeting to be held in 2009.

By Order of the Board of Directors,

Jennifer L. Pitts, Corporate Secretary

March [31], 2008

Annual Meeting Proxy Card

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual General Meeting of Members to be Held on May 29, 2008

The undersigned hereby appoints Raymond Barrette and Robert P. Cochran, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2008 Annual General Meeting of Members to be held Thursday, May 29, 2008, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company’s Directors, FOR the Election of Directors of Sirius International Insurance Corporation, FOR the Election of Directors of White Mountain Re Bermuda Ltd., and Scandinavian Reinsurance Company Ltd., and Helicon Re Insurance Company FOR the Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd., FOR the Election of Directors of Galileo Weather Risk Management Ltd., FOR the Election of Directors of any new non-United States operating subsidiary, FOR the Amendment to the Company’s Bye-law 62, FOR the Amendment to the Company’s Bye-laws 39 and 52, FOR the Appointment of the Company’s Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting.

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 43101, Providence, RI 02940-5067.

1 U P X

001CD40001	00VDJA

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

A Issues

4. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd.
1.	Election of Class II Directors to a term ending in 2011.					For	Withhold

		For	Withhold		01 - Raymond Barrette	☐	☐
	01 - Raymond Barrette	☐	☐		02 - Henry K. Cheng	☐	☐
	02 - Yves Brouillette	☐	☐		03 - David T. Foy	☐	☐
	03 - George J. Gillespie, III	☐	☐		04 - Jennifer L. Pitts	☐	☐
	04 - John D. Gillespie	☐	☐	5. Election of Directors of Galileo Weather Risk Management Ltd.
						For	Withhold
2.	Election of Directors of Sirius International Insurance Corporation				01 - Scott W. Edwards	☐	☐
		For	Withhold
	01 - Charles B. Chokel	☐	☐		02 - David T. Foy	☐	☐
	02 - Jan A.M. Silverudd	☐	☐		03 - Robert R. Lusardi	☐	☐
	03 - Göran Thorstensson	☐	☐		04 - Martin R. Malinow	☐	☐
	04 - Allan L. Waters	☐	☐		05 - Jennifer L. Pitts	☐	☐
3.	Election of Directors of White Mountains Re Bermuda Ltd., Scandinavian			6. Election of Directors of any new non-United States operating subsidiary.
	Reinsurance Company Ltd. and Helicon Re Insurance Company, Ltd.					For	Withhold
	01 - Charles B. Chokel	For ☐	Withhold ☐		01 - Raymond Barrette	☐	☐
	02 - Christine H. Repasy	☐	☐		02 - David T. Foy	☐	☐
	03 - Warren J. Trace	☐	☐		03 - Jennifer L. Pitts	☐	☐
	04 - Allan L. Waters	☐	☐		04 - Warren J. Trace	☐	☐
				7. Amendment to the Company’s Bye-law 62.				For ☐	Against ☐	Abstain ☐
				8.	Amendment to the Company’s Bye-laws 39 and 52.			☐	☐	☐

				9.	Appointment of Independent Registered Public			☐	☐	☐
Accounting Firm

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (dd/mm/yyyy) — Please print date below.				Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
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PLEASE REFER BELOW FOR TELEPHONE
AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	123456	C0123456789	12345

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual General Meeting of Members to be Held on May 29, 2008

The undersigned hereby appoints Raymond Barrette and Robert P. Cochran, and each of them, proxies with full power of substitution, to vote all Common Shares of the undersigned at the 2008 Annual General Meeting of Members to be held Thursday, May 29, 2008, and at any adjournment thereof, upon all subjects that may properly come before the meeting including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse of this card. If no directions are given, the proxies will be voted FOR the Election of the Company’s Directors, FOR the Election of Directors of Sirius International Insurance Corporation, FOR the Election of Directors of White Mountain Re Bermuda Ltd., and Scandinavian Reinsurance Company Ltd., and Helicon Re Insurance Company FOR the Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd., FOR the Election of Directors of Galileo Weather Risk Management Ltd., FOR the Election of Directors of any new non-United States operating subsidiary, FOR the Amendment to the Company’s Bye-law 62, FOR the Amendment to the Company’s Bye-laws 39 and 52, FOR the Appointment of the Company’s Independent Registered Public Accounting Firm, and at their discretion on any other matter that may properly come before the meeting.

Your vote is important! Please sign and date on the reverse side and return promptly in the enclosed postage-paid envelope or otherwise to White Mountains Insurance Group, Ltd., c/o Computershare, P.O. Box 43101, Providence, RI 02940-5067.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED ABOVE IN THE TITLE BAR.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/WTM • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Proxies submitted by the Internet or telephone must be received by 5:00 p.m., EST on May 28th, 2008.

1 U P X

001CD40001	00VDIA

Proxy - WHITE MOUNTAINS INSURANCE GROUP, LTD.

A Issues

4. Election of Directors of White Mountains Life Reinsurance (Bermuda) Ltd.
1.	Election of Class II Directors to a term ending in 2011.					For	Withhold

		For	Withhold		01 - Raymond Barrette	☐	☐
	01 - Raymond Barrette	☐	☐		02 - Henry K. Cheng	☐	☐
	02 - Yves Brouillette	☐	☐		03 - David T. Foy	☐	☐
	03 - George J. Gillespie, III	☐	☐		04 - Jennifer L. Pitts	☐	☐
	04 - John D. Gillespie	☐	☐	5. Election of Directors of Galileo Weather Risk Management Ltd.
						For	Withhold
2.	Election of Directors of Sirius International Insurance Corporation				01 - Scott W. Edwards	☐	☐
		For	Withhold
	01 - Charles B. Chokel	☐	☐		02 - David T. Foy	☐	☐
	02 - Jan A.M. Silverudd	☐	☐		03 - Robert R. Lusardi	☐	☐
	03 - Göran Thorstensson	☐	☐		04 - Martin R. Malinow	☐	☐
	04 - Allan L. Waters	☐	☐		05 - Jennifer L. Pitts	☐	☐
3.	Election of Directors of White Mountains Re Bermuda Ltd., Scandinavian			6. Election of Directors of any new non-United States operating subsidiary.
	Reinsurance Company Ltd. and Helicon Re Insurance Company, Ltd.					For	Withhold
	01 - Charles B. Chokel	For ☐	Withhold ☐		01 - Raymond Barrette	☐	☐
	02 - Christine H. Repasy	☐	☐		02 - David T. Foy	☐	☐
	03 - Warren J. Trace	☐	☐		03 - Jennifer L. Pitts	☐	☐
	04 - Allan L. Waters	☐	☐		04 - Warren J. Trace	☐	☐
				7. Amendment to the Company’s Bye-law 62.				For ☐	Against ☐	Abstain ☐
				8.	Amendment to the Company’s Bye-laws 39 and 52.			☐	☐	☐

				9.	Appointment of Independent Registered Public			☐	☐	☐
Accounting Firm

B Non-Voting Items
Change of Address — Please print new address below.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Date (dd/mm/yyyy) — Please print date below.				Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
/	/

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